Exhibit 10.33.1

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COLLABORATION, LICENSE AND SUPPLY AGREEMENT

This COLLABORATION, LICENSE AND SUPPLY AGREEMENT (“Agreement”) is entered into as of October 5th, 2011 (the “Effective Date”) between ALEXZA PHARMACEUTICALS, INC., a company organized under the laws of the State of Delaware, United States (“Alexza”), and having a principal place of business at 2091 Stierlin Court, Mountain View, CA 94043, United States, and GRUPO FERRER INTERNACIONAL, S.A., a company organized under the laws of Spain (“Ferrer”), having its registered office at Av. Diagonal 549, E-08029 Barcelona, Spain.

WHEREAS

A. Alexza is a pharmaceutical development company focused on the research, development, manufacturing and commercialization of novel proprietary products for the acute treatment of central nervous system disorders based on its proprietary technology, the Staccato® system, and is developing a combination product that is comprised of Loxapine (as defined hereinafter) delivered by a proprietary device. Alexza owns or controls certain patents, know-how and other intellectual property relating to the Product (as defined hereinafter); and

B. Ferrer desires to obtain from Alexza certain exclusive rights and licenses to research, develop, import, use, sell, have sold and offer for sale Product in the Territory (as defined hereinafter), and Alexza is willing to grant to Ferrer such rights and licenses, and to be the exclusive supplier of the Product for such territory, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alexza and Ferrer hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set out in this Article 1 unless the context clearly and unambiguously dictates otherwise.

1.1 “Affiliate” of a Party shall mean any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. As used in this Section 1.1, “control” shall mean (i) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such Person or (ii) the power to direct the management of such Person by contract or otherwise.

1.2 “Alexza Indemnitees” shall have the meaning set forth in Section 11.1.

1.3 “Alexza Know-How” shall mean all Know-How that is [ * ] for the research, development, importation, use, manufacture, having manufactured, sale, having sold and offering for sale of the Product in the Territory, which Know-How is Controlled by Alexza or any of its Affiliates as of the Effective Date or during the Term. For the avoidance of doubt, Alexza Know-How shall not include any Joint Know-How.

1.4 “Alexza Patents” shall mean all Patents that are [ * ] for the research, development, importation, use, manufacture, having manufactured, sale, having sold and offering for sale of the Product in the Territory, which Patents are Controlled by Alexza or any of its Affiliates as of the Effective Date or during the Term. For the avoidance of doubt, Alexza Patents shall not include any Joint Patents. A list of Alexza Patents as of the Effective Date is set forth on Exhibit 1.4, which list shall be updated from time to time upon written agreement between the Parties.

1.5 “Alexza Technology” shall mean all Alexza Know-How, Alexza Patents and Alexza’s interest in Joint Patents and Joint Know-How.

1.6 “Alexza Trademarks” and “Alexza Copyrights” means (a) all Trademarks of Alexza, including the trademarks “Alexza” and “Staccato” and trade name “Adasuve” and other Trademarks all as set forth on Exhibit 1.6; and (b) all copyrights (including registrations and applications therefor), copyrightable works which are [ * ] for the importation, use, manufacture, sale, having sold and offering for sale of the Product in the Territory.

1.7 “Applicable Laws” shall mean the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Launch Authorizations) of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item.

1.8 “Auditor” shall have the meaning set forth in Section 7.10.

1.9 “Bankruptcy Laws” shall have the meaning set forth in Section 13.5.

1.10 “Bulk Form” means the large quantity, bulk shipping of Units of the Product to Ferrer’s designated location. Units shipped in Bulk Form will be unlabeled foil pouches printed with dose strength, lot number and expiration date, packaged in a corrugated shipper and palletized.

1.11 “Business Day” shall mean a day other than a Saturday or Sunday or any public holiday in the United States. For the avoidance of doubt, references in this Agreement to “days” shall mean calendar days.

1.12 “Calendar Quarter” shall mean a period of three consecutive months during a Calendar Year beginning on and including January 1st, April 1st, July 1st or October 1st.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.

1.13 “Calendar Year” shall mean a period of twelve consecutive months beginning on and including January 1st.

1.14 “Certificate of Analysis” or “COA” means a document identified as such and provided by Alexza to Ferrer that states: (a) the results of analytical tests required by the Specifications to be performed with respect to the Product in Bulk Form, as applicable, (b) the quantity of the Product, and (c) the batch from which the Product was produced.

1.15 “Collaboration Committee” shall have the meaning set forth in Section 3.1(a).

1.16 “Commercially Reasonable Efforts” shall mean that level of efforts and resources, with respect to a particular Party, at the relevant point in time, that is consistent with the usual practice followed by that Party, in the exercise of its reasonable scientific, business and commercial judgment relating to other prescription pharmaceutical products owned or licensed by it or to which it has exclusive rights, which have [ * ] and are [ * ] or [ * ] similar to the applicable Product, taking into account measures of [ * ], [ * ] and [ * ], [ * ], the [ * ] of the [ * ], the [ * ] of the [ * ] or [ * ], the [ * ] involved, the [ * ] of the [ * ] (including, without limitation, [ * ] and [ * ]) and other relevant factors, including without limitation [ * ] and/or [ * ] factors.

1.17 “Commercialization Strategy” shall have the meaning set forth in Section 4.3(a).

1.18 “Commercialization Plan” shall have the meaning set forth in Section 4.3(b).

1.19 “Competing Product” shall mean a product other than the Product indicated for the acute treatment of agitation, including acute treatment of agitation related to disturbed behavior and manic episodes. Notwithstanding the above, it is understood by the Parties that a product that could be [ * ] or which is [ * ] or [ * ] (i.e., [ * ]) or is [ * ] will not be considered a Competitive Product.

1.20 “Contractors” shall have the meaning set forth in Section 10.2(h)(i).

1.21 “Confidential Information” shall have the meaning set forth in Section 8.1.

1.22 “Confidentiality Agreement” shall mean that certain agreement dated [ * ] between Alexza and Ferrer.

1.23 “Control” (including any variations such as “Controlled” and “Controlling”), in the context of intellectual property rights, Know-How and Confidential Information, shall mean possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the ability to grant the applicable license under this Agreement, without violating the terms of an agreement with a Third Party.

1.24 “Costs and Expenses” shall mean costs and expenses related to the Product or this Agreement paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP) by either Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.

1.25 “Debarred Entity” shall have the meaning set forth in Section 10.1(d).

1.26 “Delivery Date” shall have the meaning set forth in Section 5.12(c).

1.27 “Disclosing Party” shall have the meaning set forth in Section 8.1.

1.28 “Distribution Agreement” shall mean an agreement or arrangement between Ferrer or an Affiliate of Ferrer and a Distributor with respect to the right of such Distributor to market, promote, advertise, detail, sell and distribute Product in the Territory.

1.29 “Distributor” shall mean a Third Party or an Affiliate of Ferrer to whom Ferrer or an Affiliate of Ferrer has granted the right to market, promote, advertise, detail, sell and distribute Product in the Territory without the control of Regulatory Filings for the Product in the Territory.

1.30 “Drug” or “Loxapine” shall mean the compound with a structure set forth on Exhibit 1.30, or any [ * ] or [ * ] of such compound.

1.31 “Effective Date” shall have the meaning set forth in the opening paragraph of this Agreement.

1.32 “EMA” shall mean the European Medicines Agency and its successor.

1.33 “Euro” or “€” shall mean the official currency of the European Union.

1.34 “Existing NDA” shall mean the Alexza NDA filed with the FDA as of the Effective Date.

1.35 “European Union” shall mean the member countries of the European Union, as may be in effect from time to time during the Term, provided that once a member country has entered the European Union, such country shall remain an identified country hereunder, regardless of whether it subsequently terminates membership in the European Union.

1.36 “Expenses” shall mean the Costs and Expenses incurred by a Party or any of its Affiliates in conducting the clinical or non-clinical studies, regulatory activities (including making Regulatory Filings) and other activities in accordance with the Development Plan.

1.37 “FDA” shall mean the United States Food and Drug Administration and its successor.

1.38 “Ferrer Indemnitees” shall have the meaning set forth in Section 11.2.

1.39 “First Commercial Sale” shall mean, on a country-by-country basis, the first bona fide, arm’s length sale of the Product in a country following receipt of a Launch Authorization for the Product in such country for use of the Product in such country. Sales of the Product for registration samples, compassionate use sales, named patient use, inter-company transfers to Affiliates of a Party and the like shall not constitute a First Commercial Sale.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.

1.40 “Fully Burdened manufacturing Cost” means the fully burdened manufacturing cost of the Product (including packaging or containering for shipment) calculated in conformity with GAAP and expressed on a per Unit manufactured basis, including the cost of:

(a) materials, including as applicable, primary and secondary packaging and labeling material; and

(b) direct labor (including wages, labor and related payroll taxes and benefits) incurred or spent in the production, quality control, quality assurance, filling, packaging and labeling of the Product; and

(c) overhead (including [ * ] and [ * ] and [ * ]) incurred or spent in support of [ * ] the Product, [ * ] and costs of [ * ], in each case, to the extent attributed to the Product. Overhead shall be allocated to production in a manner consistent with GAAP, proportionate to the total Units of products manufactured in the facility. Overhead shall [ * ] activities such as [ * ], [ * ] and [ * ]; and

(d) interim transportation, or any related transportation costs including packaging and storage of the Product as incurred in connection with the supply or storage of the Product pursuant to the terms of this Agreement; and

(e) any Third Party contract manufacturer or supplier costs to the extent attributed to the Product, as paid by Alexza.

1.41 “GAAP” shall mean generally accepted accounting principles of the United States of America from time to time in force and effect, applicable as of the date on which such accounting principles are to be applied or on which any calculation or determination is required to be made.

1.42 “Global Commercial Committee” shall have the meaning set forth in Section 3.2.

1.43 “Good Clinical Practices” or “GCP” shall mean the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures in jurisdictions outside the United States, as they may be updated from time to time.

1.44 “Good Laboratory Practices” or “GLP” shall mean the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards, practices and procedures in jurisdictions outside the United States, as they may be updated from time to time.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.

1.45 “Good Manufacturing Practices” or “GMP” or “cGMP” shall mean the then-current good manufacturing practices required by the FDA, as set forth in the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials in jurisdictions outside the United States, as they may be updated from time to time. Good manufacturing Practices shall include applicable quality guidelines promulgated under the ICH.

1.46 “ICH” shall mean the International Conference on Harmonization (of Technical Requirements for Registration of Pharmaceuticals for Human Use).

1.47 “Indication” shall mean any disease or pathological condition for which an NDA or similar regulatory filing may be filed and approved.

1.48 “Inventions” shall mean any and all inventions, discoveries, improvements, processes and techniques discovered, conceived or reduced to practice in the course of or as a result of activities under this Agreement, whether or not patentable or included in any claim of patents and patent applications, together with all intellectual property rights therein.

1.49 “Know-How” shall mean all tangible and intangible scientific, technical, clinical, regulatory, trade, marketing, commercial, financial or business information and materials, including compounds, solid state forms, compositions of matter, formulations, devices, techniques, processes, methods, trade secrets, formulae, procedures, tests, data, results, analyses, documentation, reports, information (including pharmacological, toxicological, non-clinical (including chemistry, manufacturing and control)), and clinical test design, methods, protocols, data, results, analyses, and conclusions, quality assurance and quality control information, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Regulatory Authority, knowledge, know-how, skill, and experience.

1.50 “Launch Authorization” for the Product shall mean, on a country-by-country basis, such approvals, other than the MAA Approval, as may be necessary in a country with respect to the distribution, promotion, marketing, offer for sale or sale of such Product in such country, including regulatory approvals, marketing approvals and, where applicable, pricing and reimbursement approvals with respect to the Product.

1.51 “Launch Forecast” shall have the meaning set forth in Section 5.10(a).

1.52 “Losses” shall have the meaning set forth in Section 11.1.

1.53 “MAA” shall mean a Marketing Authorization Application for the Product filed as the registration dossier with the European Union under the centralized procedure of the EMA.

1.54 “MAA Approval” shall mean the approval of the MAA by the EMA for the Product in the European Union.

1.55 “Materials” shall have the meaning set forth in Section 5.11.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.

1.56 “NDA” shall mean a New Drug Application as defined in Title 21 of the U.S. Code of Federal Regulations, §314.80 et seq., and all amendments and supplements thereto, which is filed with the FDA, including all documents, data, and other information that are necessary for gaining approval to manufacture, use, store, import, export, distribute, promote, market, offer for sale and sell such Product in the United States.

1.57 “Net Sales” shall mean the gross amounts invoiced by or on behalf of Ferrer, its Affiliates and/or Sublicensees for sales of the Product to Third Parties (other than Sublicensees), less deductions actually incurred, allowed, paid, accrued and otherwise specifically identified as related to, and specifically allocated on a pro rata basis with Ferrer’s (or its Affiliate’s or Sublicensee’s) other products to, the Product by Ferrer, its Affiliates and/or Sublicensees using GAAP applied on a consistent basis for:

(a) trade, cash and quantity discounts or rebates actually allowed or taken;

(b) credits or allowances given or made for rejection of or return of previously sold Product (including as a result of recalls, market withdrawals and other corrective actions), for retroactive price reductions and billing errors, or other allowances specifically identifiable as relating to the Product, including allowances and credits related to inventory management or similar agreements with wholesalers;

(c) governmental and other rebates (or equivalents thereof) granted to or legally requested by and granted to governmental bodies and/or managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other governments, their agencies and purchasers, and reimbursers, or to trade customers;

(d) costs of freight, insurance, and other transportation charges directly related to the distribution of the Product, to the extent included in gross invoiced sales prices;

(e) taxes, duties or other governmental charges (including any tax such as a value added or similar tax or government charge other than an income tax) levied on or measured by the billing amount for such Product, as adjusted for rebates and refunds;

(f) bad debt recognized by Ferrer, its Affiliates and/or Sublicenses for accounting purposes as not collectible not to exceed [ * ] percent ([ * ]%) of the gross invoiced sales prices; and

(g) any item substantially similar in character or substance to the foregoing.

In no event shall any particular amount identified above be deducted more than once in calculating Net Sales (i.e., no “double counting” of reductions). Sales of the Product between Ferrer and its Affiliates or Sublicensees for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Product by an Affiliate or Sublicensee, as applicable, to a Third Party shall be included within the computation of Net Sales. Notwithstanding anything to the contrary herein, sale, disposal or use of the Product for marketing, regulatory, development or charitable purposes, such as compassionate use, named patient use, or indigent patient programs, without consideration, shall not be deemed a sale hereunder.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.

1.58 “Party” shall mean Alexza or Ferrer individually, and “Parties” shall mean Alexza and Ferrer collectively.

1.59 “Patent(s)” shall mean (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, and (b) any renewal, division, continuation (in whole or in part), or request for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.

1.60 “Patent Term Extension” means any term extensions, supplementary protection certificates, regulatory exclusivity and equivalents thereof offering patent protection beyond the initial term with respect to any issued Patents.

1.61 “Person” shall mean any individual, corporation, partnership, limited liability company, trust, governmental entity, or other legal entity of any nature whatsoever.

1.62 “Product” shall mean Loxapine delivered by any hand-held, single-use, fixed-dosage device, which device relies on [ * ], which device is known as or based on, but may or may not be referred to, as the Staccato system.

1.63 “Purchase Order” shall have the meaning set forth in Section 5.12(b).

1.64 “Quality Agreement” shall have the meaning set forth in Section 5.3.

1.65 “Recalls” shall have the meaning set forth in Section 5.21(a).

1.66 “Receiving Party” shall have the meaning set forth in Section 8.1.

1.67 “Regulatory Authority” shall mean any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity whose review and/or approval is necessary for the manufacture, packaging, use, storage, import, export, distribution, promotion, marketing, offer for sale and sale of the Product.

1.68 “Regulatory Filings” shall mean all applications, approvals, licenses, registrations, notifications, registrations, submissions and authorizations made to or received from a Regulatory Authority in a country necessary for the development, manufacture and/or commercialization of a pharmaceutical product, including any INDs, NDAs, MMAs and Launch Authorizations.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.

1.69 “Regulatory Requirements” shall mean data and application documents that meet the standard for obtaining regulatory approval, including a Launch Authorization, under the laws of a country.

1.70 “Responsible Party” shall have the meaning set forth in Section 4.2(c).

1.71 “SEC” shall have the meaning set forth in Section 8.5(a).

1.72 “Senior Executives” shall have the meaning set forth in Section 14.1.

1.73 “Shelf Life” of the Product as of a date means the number of months between the manufacture release date and the expiration date of such Product based on the total period that the Product is approved for use in commerce according to the NDA, MAA, or any other applicable Regulatory Filings for the Product in the Territory.

1.74 “Specifications” means the specifications for the Product, as established by inclusion in the MAA or the NDA.

1.75 “Sublicensee” shall mean a Third Party or an Affiliate of Ferrer, other than a Distributor, to whom Ferrer or an Affiliate of Ferrer has granted a sublicense under the Alexza Technology as permitted under Section 2.2 of this Agreement. For clarity, the term “Sublicensee” shall not include (i) any wholesalers or importers that are not granted any sublicense under the Alexza Technology under Section 2.2(a) or (ii) any contract manufacturers that are granted only the right to manufacture the Product in accordance with the terms and conditions herein for Ferrer or its Affiliates or Sublicensees for commercialization in the Territory.

1.76 “Supply Forecast” shall have the meaning set forth in Section 5.10(b).

1.77 “Term” shall have the meaning set forth in Section 12.1.

1.78 “Territory” shall mean the countries of the European Union, Andorra, Liechtenstein, San Marino, Vaticano, Switzerland, Norway, Argentina, Armenia, Azerbaijan, Belarus, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, Georgia, Guatemala, Honduras, Kazakhstan, Kyrgyzstan, Mexico, Moldova, Nicaragua, Panama, Paraguay, Peru, Russia, Tajikistan, Turkey, Turkmenistan, Venezuela, Ukraine, Uruguay and Uzbekistan.

1.79 “Third Party” shall mean any Person other than Alexza, Ferrer and their respective Affiliates.

1.80 “Third Party Claim” shall have the meaning set forth in Section 11.1.

1.81 “Trademarks” shall mean trademarks, trade names, trade dresses, domain names, logos and brandings.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.

1.82 “Transfer Price” shall have the meaning set forth in Section 7.4.

1.83 “Transfer Price Target” shall have the meaning set forth in Section 7.4(b).

1.84 “Unit” shall mean one complete and integrated unit of Product consisting of the delivery device and Drug included in Bulk Form.

1.85 “United States” or “U.S.” shall mean the United States of America, including its territories and possessions and the District of Columbia.

1.86 “Valid Claim” shall mean: (a) an unexpired claim of an issued patent which has not been found to be un patentable, invalid or unenforceable by a court or other authority of competent jurisdiction in the subject country, from which decision no appeal is taken or can be taken; or (b) a claim of a pending patent application which has not been pending for more than [ * ] ([ * ]) years since the date of its first substantive office action. For clarity, Valid Claim shall include any regulatory exclusivity granted, whether pursuant to supplementary protection certificate, data exclusivity or other similar intellectual property protection of the Product.

1.87 “Wind-down Period” shall mean any period after the effective date of termination of this Agreement, in its entirety or on a country-by-country basis, during which Parties are required to wind-down development activities pursuant to Section 13.2(a), as the case may be.

ARTICLE 2

GRANT OF LICENSE

2.1 Licenses to Ferrer Under Alexza Technology. Subject to the terms and conditions of this Agreement, Alexza hereby grants and causes its Affiliates to grant to Ferrer under the Alexza Technology, the Alexza Trademarks and the Alexza Copyrights an exclusive license to import, use, sell, have sold and offer for sale the Product in the Territory. In addition, Alexza hereby grants and causes its Affiliates to grant to Ferrer under the Alexza Technology, the Alexza Trademarks and the Alexza Copyrights a non-exclusive license to conduct clinical studies in the Territory following MAA Approval; provided that prior to commencing any such study, Ferrer will provide Alexza with reasonably detailed study plans, including the proposed study protocol, and obtain Alexza’s written approval, such approval not to be unreasonably withheld. For avoidance of doubt, other than “Adasuve” (which shall be used exclusively with the Product), Alexza shall have the right to use any Alexza Trademark in any country for any purpose regardless of whether or not such Alexza Trademark is used with Product in the Territory, and provided such use is not inconsistent with the terms and conditions of this Agreement.

2.2 Sublicensees; Distributors. Ferrer shall have the right to sublicense to its Affiliates any of the rights or obligations of Ferrer under this Agreement, including the licenses granted pursuant to Section 2.1. In addition, Ferrer shall have the right, with prior written notice to Alexza, to sublicense to Third Parties any or all of the rights acquired under this Agreement, including the right to sublicense Ferrer’s rights under Section 2.1 with respect to the Product in

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.

any or all of the jurisdictions in the Territory. All sublicense agreement shall be consistent with and shall be subject to the terms and conditions of this Agreement. Ferrer shall remain responsible for the performance of its Sublicensees hereunder according to the terms and conditions of this Agreement. Ferrer shall have the right to engage Distributors under this Agreement, provided that Ferrer shall remain fully responsible for the performance of its Distributors hereunder, including without limitation the compliance with Applicable Laws by such Distributors in connection with the sale and distribution of the Product hereunder. In the event that any Sublicensee or Distributor of Ferrer commits, or causes Ferrer to commit, a material breach of this Agreement, Ferrer shall promptly notify Alexza of any such material breach and shall promptly terminate the relationship with such Sublicensee or Distributor at Alexza’s request. For the avoidance of doubt, failure by Ferrer to terminate a relationship with any Sublicensee or Distributor of Ferrer at Alexza’s request pursuant to the preceding sentence shall, in itself, constitute a material breach of this Agreement by Ferrer.

2.3 Rights Reserved. Except for the rights and licenses expressly granted in this Agreement, Alexza retains all rights under its intellectual property, including the Alexza Technology, Alexza Copyrights and Alexza Trademarks and no rights shall be deemed granted by Alexza to Ferrer by implication, estoppel or otherwise. Further, notwithstanding the grant of exclusive rights in Section 2.1, Alexza retains the right to: (a) perform or have performed all of its obligations under this Agreement, including, but not limited to, to conduct development activities in the Territory as contemplated by Article 4 and to make and have made the Product in the Territory for supply to Ferrer as contemplated by Article 5; (b) manufacture, have manufactured the Product in the Territory for the purpose of researching, developing, importing, using, selling having sold and offering for sale the Product outside the Territory; and (c) perform and grant licenses or sublicenses to conduct clinical and non-clinical development activities with respect to the Product in the Territory not in contravention of Ferrer’s rights under this Agreement, for the purpose of researching, developing, importing, using, selling, having sold and offering for sale the Product outside the Territory. Alexza agrees and acknowledges that it is in the Parties’ mutual interests to keep Ferrer reasonably informed as to the efforts of Alexza or Alexza’s licensees or collaborators in conducting said activities, and agrees to use Commercially Reasonable Efforts to provide such information to Ferrer. In addition, to the extent that Ferrer reasonably believes that activities conducted by Alexza or its licensees or collaborators pursuant to this Section 2.3 cause confusion to Ferrer’s customers or damage Ferrer’s business in the Territory, Ferrer shall notify Alexza, and the Parties shall promptly meet and discuss in good faith potential efforts to address Ferrer’s concerns.

2.4 Non-Circumvention.

(a) During the term of this Agreement, Ferrer shall use Commercially Reasonable Efforts to prevent any and all sales of the Product directly or by its Affiliates, Sublicensees or Distributors, outside of the Territory. In the event that Alexza becomes aware of any prohibited use or sale of the Product in breach of this Section 2.4(a), Ferrer shall, following written notice by Alexza, investigate and reasonably detail the existence of such supposed breach, and once verified, promptly meet and propose efforts to terminate such use or sale as soon as practicable, which efforts may include considering termination of licenses (or sublicenses) or Distributor agreements.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.

(b) Alexza shall use Commercially Reasonable Efforts to prevent any and all sales of the Product directly or by its Affiliates or distributors in the Territory. In the event that Ferrer becomes aware of any prohibited use or sale of the Product in breach of this Section 2.4(b), Alexza shall, following written notice by Ferrer, investigate and reasonably detail the existence of such supposed breach, and once verified, promptly meet and propose efforts to terminate such use or sale as soon as practicable.

2.5 Non-Competition.

(a) Non-Competition. During the Term, and unless otherwise agreed by the Parties, each Party hereby covenants not to research, develop, import, use, sell, have sold and offer for sale any Competing Product in the Territory so long as a Party (or its Affiliate, sublicensee or distributor) is developing and/or commercializing the Product in the Territory. For clarity, nothing herein shall be deemed to limit the rights retained by Alexza pursuant to Section 2.4 with respect to the Product or a Competing Product outside of the Territory.

(b) Acquisition of Competing Product. Notwithstanding Section 2.5(a), in the event that (i) a Party obtains any Competing Product being developed and/or commercialized in the Territory as a result of a merger with, or acquisition of or by, any Third Party, and (ii) as of such time, Ferrer (or its Affiliate, licensee, Distributor or Sublicensee) is developing and/or commercializing the Product in the Territory, then the Party that obtained such a Competing Product shall, within [ * ] days after the closing of such merger or acquisition, either (A) upon the election of either Party, enter into a binding written agreement whereby such Party grants an economic benefit to the other Party in exchange for any erosion of the market for the Product in the Territory, it being understood that neither Party shall be obligated to enter into such an agreement; provided that if the Parties fail to enter into such agreement within [ * ] ([ * ]) days, then the Party acquiring such a Competing Product shall comply with the terms of subsection (B) or (C); (B) enter into a binding written agreement to sell, transfer, assign or divest all of its rights in and to such Competing Product to a Third Party and consummate the sale, transfer, assignment or divestiture of its rights not later than [ * ] ([ * ]) year following the acquisition of such Competing Product; or (C) terminate the development and/or commercialization of such Competing Product within [ * ] ([ * ]) days following the acquisition of the Competing Product (unless and to the extent required to continue commercialization of such Competing Product by a governmental authority, in which case the Parties shall enter into a mutually acceptable agreement of the type contemplated by the foregoing clause (A)).

ARTICLE 3

GOVERNANCE

3.1 Collaboration Committee.

(a) Establishment. Within [ * ] ([ * ]) days following the Effective Date, Alexza and Ferrer shall establish a joint collaboration committee (the “Collaboration Committee”) to oversee, review and coordinate regulatory strategies and the Commercialization Strategy of the Product in the Territory.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Duties. The Collaboration Committee shall:

(i) review, coordinate, and discuss regulatory and commercialization strategies for the Product in the Territory as well as exchange information regarding regulatory processes as established under clause 4.1

(ii) provide a forum for the Parties to present any proposals regarding regulatory and commercialization matters pertaining to the Product in the Territory and seek input from the Parties on the foregoing matters;

(iii) provide a forum for the Parties to exchange information and coordinate their respective activities with respect to regulatory and commercialization matters pertaining to the Product in the Territory and outside the Territory;

(iv) review (A) the Commercialization Plan and exchange information with respect to Ferrer’s commercialization activities with respect to the Product in the Territory, and (B) commercialization activities of Alexza pertaining to the Product outside the Territory; and

(v) perform such other duties as are specifically assigned by the Parties to the Collaboration Committee pursuant to this Agreement.

(c) Collaboration Committee Membership. The Collaboration Committee shall consist of individuals appropriately qualified and of appropriate seniority to discuss the regulatory and commercialization activities of the Parties and shall be responsible for coordinating communications, managing the roles, responsibilities and timelines for such activities. The Collaboration Committee shall be composed of four members, two of whom shall be nominated by Alexza and two of whom shall be nominated by Ferrer. Any member of the Collaboration Committee may designate an appropriately qualified substitute to attend and perform the functions of that member at any meeting of the Collaboration Committee. Each Party may, with the consent of the other Party, such consent not to be unreasonably withheld or delayed, invite non-member representatives of such Party to attend meetings of the Collaboration Committee.

(d) Meetings. All Collaboration Committee meetings shall be held as often as the members may determine, but in any event Collaboration Committee meetings shall occur not less than once per [ * ]. Such meetings may be held in person, or by any means of telecommunications or video conference, as the members deem necessary or appropriate.

(e) Minutes. Minutes for each of the Collaboration Committee meetings shall be prepared by a Ferrer or an Alexza member of the Collaboration Committee, on an

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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alternating basis. The draft minutes shall be sent to all members of the Collaboration Committee for comment promptly after each such meeting (but in no event more than [ * ] days after each such meeting). All actions noted in the minutes shall be reviewed and approved at subsequent meetings of the Collaboration Committee; provided that if the Parties cannot agree as to the content of the minutes by the time the Collaboration Committee next meets, such minutes shall be finalized to reflect any areas of disagreement.

(f) Expenses. Each Party shall bear its own costs, including expenses incurred by the members nominated by it in connection with their activities as members of the Collaboration Committee.

(g) Subcommittees. From time to time, the Collaboration Committee may establish subcommittees to oversee particular projects or activities within the scope of authority of the Collaboration Committee, as it deems necessary or advisable. Each subcommittee shall consist of such number of representatives of each Party as the Collaboration Committee determines is appropriate from time to time and shall meet with such frequency as the Collaboration Committee shall determine.

3.2 Global Commercial Committee. The Parties acknowledge that Alexza plans to establish a Global Commercial Committee (the “Global Commercial Committee”) comprised of Alexza and all licensees of Alexza with rights to commercialize the Product in any country in the world. Ferrer shall be a member of Alexza’s Global Commercial Committee for the Product, at such time as such committee is formed with other licensees of Alexza for the Product. Each Party shall bear its own costs, including expenses incurred by the members nominated by it in connection with their activities as members of such committee.

3.3 Pharmacovigilance and Drug Safety Subcommittee. In any event, the Parties shall establish a pharmacovigilance and drug safety subcommittee of the Collaboration Committee, which shall consist of individuals appropriately qualified and of appropriate seniority to discuss the safety procedures, data and issues with respect to the use and safety of the Product in the Territory, including the maintenance of drug safety data bases for the Product and the communications of the Parties regarding Product safety issues and concerns. The pharmacovigilance and drug safety subcommittee shall establish meeting procedures and timing of meetings in support of the Collaboration Committee review and decision-making requirements from time to time.

ARTICLE 4

DEVELOPMENT, REGULATORY AND COMMERCIALIZATION ACTIVITIES

4.1 Coordination of Plans. During the Term, the Parties shall promptly disclose their current development plans, regulatory plans and Commercialization Plans for the Product, and the Collaboration Committee shall review and consider such plans and any changes to such plans on an ongoing basis. Notwithstanding anything to the contrary herein, in the event that either Party is requested by any Regulatory Authority in the Territory to perform research,

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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development or commercialization activities which such Party believes would lead it to incur a commercially unreasonable cost to obtain MAA Approval or a Launch Authorization for the Product in the applicable country or countries, the Parties agree to meet promptly and discuss such request in good faith; it being understood that the final decision as to whether to undertake such activity would rest, in the case of the MAA Approval, with Alexza, and in the case of all other Launch Authorizations, with Ferrer.

4.2 Development and Regulatory Responsibilities.

(a) Alexza Responsible for MAA Approval. Alexza shall at all times be responsible, at its cost, for conducting the development and regulatory activities associated with submitting the MAA and obtaining MAA Approval (including any additional clinical or non-clinical studies that may be requested by the EMA to obtain MAA in the EU, making Regulatory Filings and paying fees for Regulatory Filings). Any regulatory approvals granted in the European Union will be owned by Alexza, and Alexza shall be designated as the “marketing authorization holder” pursuant to the applicable EMA regulations. Ferrer shall cooperate and provide reasonable assistance in the conduct of any clinical and regulatory post-approval programs requested by Alexza in response to requests by or efforts to satisfy the requirements of the EMA.

(b) Ferrer Responsible for Launch Authorizations. Ferrer shall be responsible, at its cost, for managing all local administrative processes and negotiations with Regulatory Authorities for any Launch Authorizations in the Territory other than MAA Approval. Ferrer and Alexza shall each have the right to reference to or access the MAA and the NDA for the Product filed by Alexza during the Term in connection with any Launch Authorizations or regulatory approvals such Party may seek to obtain for the Product in the Territory. For clarity, Ferrer shall have the right to reference to or access the MAA and the NDA if such reference or access is necessary to obtain a Launch Authorization in the Territory. Ferrer shall also be responsible, at its cost, for managing all local administrative processes and negotiations with Regulatory Authorities in the Territory. Ferrer shall use Commercially Reasonable Efforts to obtain all such Launch Authorizations. Alexza shall have the right to reference to or access the Regulatory Filings filed by Ferrer pursuant to this Section 4.2(b).

(c) Conduct of Development Activities. Each Party shall conduct activities under its development plans, if any (with respect to which activities such Party shall be the “Responsible Party”) in compliance in all material respects with all Applicable Laws and in accordance with GLP and GCP (when applicable) under the Applicable Laws of the country in which such activities are conducted. Each Party shall proceed diligently and in a timely manner with respect to the studies and activities for which it is the Responsible Party by using its good faith efforts to allocate sufficient time, effort, equipment and facilities to such development activities and to use personnel with sufficient skills and experience as are required to accomplish such studies and activities in accordance with the terms of this Agreement.

(d) Information Regarding Development Activities. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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regulatory purposes, which shall fully and properly reflect all work done and results achieved by or on behalf of such Party in the performance of its development activities under this Agreement. Each Party shall keep the Collaboration Committee appropriately informed of the status of clinical and preclinical studies and other activities with respect to Product conducted in its territory. Upon request by the Collaboration Committee, without limiting the foregoing, each Party shall promptly provide the Collaboration Committee with summaries of data and results and, if requested by the Collaboration Committee, supporting data and results generated or obtained in the course of such Party’s performance of development studies and activities. Upon reasonable prior written notice, each Party shall have the right to inspect records and notebooks reflecting the work done and results achieved by or on behalf of the other Party or its Affiliates in the performance of its development activities with respect to the Product.

(e) Conduct of Regulatory Activities. Each Party shall conduct its regulatory activities in compliance with this Agreement and Applicable Laws. Alexza may not conduct any development (including regulatory) activities with respect to the Product in the Territory (other than pursuant to Section 4.2(a) above) without Ferrer’s prior written consent.

(f) Regulatory Communications. Ferrer shall timely inform Alexza of all of its scheduled meetings with Regulatory Authorities with respect to the Product in any country in the Territory and shall invite Alexza to attend such meetings as observers. If Alexza elects not to attend such meetings, Ferrer shall provide Alexza with summaries of its meeting with the Regulatory Authorities promptly after each meeting. In any event, Ferrer shall promptly provide Alexza with copies of all written material or relevant communications and summary of material oral discussions with the Regulatory Authority with respect to the Product in the Territory. In addition to the information required to be provided to Alexza in other provisions of this Agreement, Ferrer shall timely provide Alexza with summaries of any of its communications and correspondence with the Regulatory Authorities in the Territory with respect to safety and manufacturing issues with respect to Product for use in the Territory, and Alexza shall timely provide Ferrer with summaries of any of its communications and correspondence with the Regulatory Authorities with respect to safety and manufacturing issues with respect to the Product for use in the Territory or for use outside the Territory.

(g) Pharmacovigilance. Alexza shall coordinate and be responsible, at its own expense, for maintaining the global safety database for the Product. Ferrer shall be responsible, at its own expense, for maintaining the safety database and pharmacovigilance for the Product in the Territory and shall promptly provide such information to Alexza for inclusion in the global safety database. Alexza shall use Commercially Reasonable Efforts to ensure that any other partners or collaborators that contribute safety data and information likewise provide Alexza access to safety and pharmacovigilance information for the Product outside of the Territory in accordance with all applicable Regulatory Requirements. Not later than [ * ] ([ * ]) days following the Effective Date, the Parties shall execute appropriate safety data exchange agreements that will provide for the exchange and forwarding of information, and contact with Regulatory Authorities, in accordance with all applicable Regulatory Requirements. In any event, the Parties shall cooperate, and shall cause their respective Affiliates, licensees, Distributors and sublicensees to cooperate, in implementing a pharmacovigilance alert process

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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and data exchange with respect to the Product to comply with all applicable legal obligations of Regulatory Authorities. The Parties shall enter into a pharmacovigilance agreement on terms no less stringent than those required by ICH or other applicable guidelines, including (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to the Product worldwide within appropriate timeframes and in an appropriate format to enable each party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of safety data in accordance with standards stipulated in the ICH or other applicable guidelines, and all applicable regulatory and legal requirements regarding the management of safety data.

(h) Alexza’s Development Efforts Outside the Territory. Alexza agrees and acknowledges that it is in the Parties’ mutual interests to keep Ferrer reasonably informed as to the efforts of Alexza or Alexza’s licensees or collaborators in developing the Product for use outside the Territory, subject to Alexza’s obligations with its Third Party partner(s).

4.3 Commercialization of Product.

(a) Ferrer’s Commercialization Rights. Ferrer shall have the exclusive right to and shall use Commercially Reasonable Efforts to: (i) establish the strategy for the commercialization of (including pricing and reimbursement for) the Product in the Territory (the “Commercialization Strategy”) and (ii) commercialize the Product in the Territory. It is anticipated that Ferrer may enter into distribution and supply agreement(s) with its Affiliate(s) or Third Party(ies) for the commercialization of the Product in the Territory. Ferrer shall commercialize the Product in each country in the Territory unless it is unable to obtain Launch Authorization to do so.

(b) Commercialization Coordination. Within [ * ] ([ * ]) months of the Effective Date, Ferrer shall prepare and submit to the Collaboration Committee for review and discussion a commercialization plan setting forth the goals, the Commercialization Strategy and plans for Ferrer’s pricing and reimbursement efforts and other commercialization activities for the Product in the European Union and the level of anticipated sales force and promotion efforts dedicated to the Product, together with the budget in connection therewith (the “Commercialization Plan”). The Commercialization Plan shall thereafter be amended from time to time to include the corresponding commercialization plans for the non-European Union countries in the Territory [ * ] ([ * ]) months before the anticipated launch date of the Product in such country. Ferrer shall use Commercially Reasonable Efforts to conduct the commercialization activities in accordance with its Commercialization Plan. Ferrer shall consult with and provide regular updates to Alexza through the Collaboration Committee regarding the execution of the Commercialization Strategy and shall discuss coordination of commercial activities in the Territory with activities in the rest of the world.

(c) Territory Compliance. Alexza and its Affiliates and licensees (i) shall not, directly or indirectly, commercialize the Product in the Territory, and (ii) shall promptly cease selling or distributing the Product to any Third Party, or otherwise assisting any Third

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Party, who is commercializing or attempting to commercialize or distribute the Product in the Territory. Alexza shall refer to Ferrer any request for the Product coming from a customer for the Territory. Ferrer and its Affiliates, Distributors and Sublicensees (i) shall not, directly or indirectly, commercialize the Product outside the Territory, and (ii) shall promptly cease selling or distributing the Product to any Third Party, or otherwise assisting any Third Party, who is commercializing or attempting to commercialize or distribute the Product outside the Territory. Ferrer shall refer to Alexza any request for the Product that is coming from a customer for outside the Territory.

ARTICLE 5

MANUFACTURING

5.1 Supply and Purchase of the Product. Subject to the terms and conditions of this Agreement, during the Term, Alexza shall manufacture or have manufactured and supply the Product exclusively to Ferrer (including its Sublicensees and Distributors) for use in the Territory, and Ferrer shall purchase exclusively from Alexza all of Ferrer’s and its Sublicensees’ and Distributors’ requirements of the Product for use in the Territory, in each case in accordance with this Article 5.

5.2 Manufacture of Product.

(a) Alexza shall manufacture or have manufactured the Product to meet the Specifications, the Quality Agreement and in accordance with Regulatory Requirements, as then in effect for use, commercialization, importation and sale in the Territory.

(b) The Product shall be manufactured by or for Alexza only in the manufacturing facilities identified in the MAA or NDA for the Product for the Territory.

5.3 Quality Agreement. Not later than [ * ] ([ * ]) days following the Effective Date, Alexza and Ferrer shall enter into a quality agreement (“Quality Agreement”) setting forth in detail the Specifications, quality assurance arrangements and procedures with respect to the manufacture of the Product, reporting customer complaints and conducting timely investigations, which Quality Agreement shall be incorporated herein by reference following execution by both Parties. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement, this Agreement shall govern except with respect to quality issues, which shall be governed by the Quality Agreement. For the avoidance of doubt, if there are any financial terms in the Quality Agreement that are in conflict with this Agreement, this Agreement shall control with respect to such financial terms.

5.4 Compliance Audits and Audit Reports.

(a) Alexza’s Facility. At any time during the Term, during normal business hours and upon reasonable prior notice, Ferrer may send a reasonable number of qualified representatives of Ferrer and/or its Affiliates to inspect those portions of the premises of Alexza where and when the Product is being manufactured and to review the records, facilities, and

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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operations relating to the manufacture of Product (including the records of components of Product) by Alexza to ensure compliance with the relevant Regulatory Requirements and the terms of the Quality Agreement. Except for any “for cause” audits, such audits shall occur no more than once per Calendar Year. Alexza shall reasonably cooperate with any such audit by such representatives of Ferrer and/or its Affiliates. For purposes of clarity, any information obtained by Ferrer during such visits shall be treated as Confidential Information of Alexza in accordance with Article 8 of this Agreement.

(b) Definition of “for cause”. For purposes of Sections 5.4(a) or 5.4(b), “for cause” shall mean (i) the occurrence or existence of a condition or event relating to the manufacture of Product which constitutes a [ * ], (ii) Ferrer’s or Alexza’s receipt of a deficiency or warning letter related to the manufacture of the Product or any components of the Product listed in the NDA or MAA from any Regulatory Authority, (iii) a [ * ] of the Product, (iv) a [ * ] of any Regulatory Requirements in the manufacture of the Product, (v) follow up to a prior audit where substantive violations of the Quality Agreement or the relevant Regulatory Requirements were identified and not rectified to the reasonable satisfaction of Ferrer, or (vi) the [ * ] of any [ * ] based on the manufacture of the Product or any components of the Product listed in the NDA or MAA by Alexza or any Supplier, which, in any case, could reasonably be expected to materially affect the Product, any components of the Product listed in the NDA or MAA or the ability of Alexza or Ferrer to exercise its rights or perform its obligations under this Agreement.

(c) Audit Reports. Ferrer shall deliver to Alexza, as soon as reasonably practicable after the completion of any audit conducted by Ferrer or its Affiliates pursuant to Section 5.4(a) or 5.4(b), a written report setting forth in reasonable detail any failure of Alexza to comply with the term of this Agreement, the Quality Agreement, or any Regulatory Requirements discovered during the audit. Within [ * ] ([ * ]) days after receipt of that report, Alexza shall provide, in writing, to Ferrer a reasonably detailed timetable for responding to any such failure.

5.5 Regulatory Inspections and Inquiries.

(a) Regulatory Inspections. Alexza shall be responsible for handling and responding to any inspections by any Regulatory Authority with respect to the manufacture of the Product (or a component thereof) by Alexza, its Affiliates or Third Parties during the Term of this Agreement. Alexza shall provide any information requested by any applicable Regulatory Authority in connection with any such inspection by that Regulatory Authority related to the manufacture of the Product. Alexza shall, and shall cause the Suppliers to, promptly, but in no case later than [ * ] after receipt or notice, advise Ferrer of any requests for or notices of inspections by Regulatory Authorities concerning the manufacture of the Product (or a component thereof). Alexza shall, and shall cause the Suppliers to, furnish to Ferrer, as promptly as practicable but in any event within [ * ] of receipt, a copy of any report or other communication received from any such Regulatory Authority relating to such inspection. Alexza shall advise Ferrer of any change relating to Alexza’s performance of its obligations hereunder made necessary by any such inspection.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Regulatory Inquiries. Alexza shall notify Ferrer and, if applicable, provide Ferrer with copies of any investigation, inquiry, regulatory action, or other material notice or communication from a Regulatory Authority related to the manufacture of the Product (or any component thereof) promptly, but in no case later than [ * ] after Alexza becomes aware of such investigation, inquiry, regulatory action, notice or communication. Alexza shall comply in a timely manner with any request for information received from any Regulatory Authority in the Territory relating to the manufacture of the Product or components of the Product.

5.6 Product Manufacturing Permits and Approvals. Alexza shall maintain all permits, licenses, approvals, registrations, certifications, exemptions or other authorizations that are necessary for the approval and manufacture of the Product by Alexza for Ferrer pursuant to the terms of this Agreement, including, without limitation and to the extent required by the applicable Regulatory Requirements, an establishment registration and product listing with the FDA. Alexza shall use Commercially Reasonable Efforts to ensure that each supplier used by Alexza obtains and maintains during the Term of this Agreement any required permits, licenses, approvals, registrations, certifications, exemptions or other authorizations required under any applicable Regulatory Requirements for the supplier’s facility.

5.7 Compliance with Other Applicable Laws.

(a) Ferrer’s Obligations. Ferrer shall comply with all Regulatory Requirements and any Applicable Laws, including compliance with rules and regulations with respect to the off-label use or promotion of the Product, in performing its duties and obligations under this Agreement and with respect to its use, sale (including pricing approval efforts) and disposition of the Product after purchase from Alexza. Ferrer shall promptly provide to Alexza any available information or data that Alexza has requested in writing and that is reasonably required to fulfill its reporting and other obligations under Applicable Laws in the Territory or which is necessary to maintain the MAA Approval.

(b) Alexza’s Obligations. In addition to its obligations under Section 5.6, Alexza also shall maintain, or shall cause to be maintained, in full force and effect any other necessary licenses, permits and other authorizations required by any Applicable Laws in the Territory to carry out its duties and obligations under this Agreement or the activities undertaken by it pursuant hereto. Alexza shall promptly provide to Ferrer any available information or data that Ferrer has requested in writing and reasonably requires to fulfill its reporting and other obligations under Applicable Laws in the Territory or which is necessary to maintain the Launch Authorizations.

5.8 Form of Product. Alexza shall deliver the Product to Ferrer in accordance with the Specifications in Bulk Form unless otherwise agreed by the Parties. The Product shall be delivered and released to Ferrer with at least [ * ] ([ * ]) months of shelf life remaining as of the time of delivery. The Parties have agreed that Alexza shall use commercially reasonable efforts to extend the shelf life beyond the initial [ * ] ([ * ]) month Product shelf life. If the Product shelf life has been extended to [ * ] ([ * ]) months or more, Alexza shall thereafter deliver the Product with at least [ * ] percent ([ * ]%) of the then current shelf life (rounded down to the

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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nearest whole month). Ferrer shall be responsible for any costs and expenses incurred for importation, including required testing for release; packaging; and labeling of the final completed Product for use or sale in the Territory.

5.9 Planning Forecast. Within [ * ] ([ * ]) months after the Effective Date, Ferrer shall provide Alexza with a written sales Unit forecast, by Calendar Quarter, of Ferrer’s estimated aggregate requirements for the Product in the Territory for the initial [ * ] ([ * ]) year period of commercial shipments, which forecast shall be updated on or before [ * ] of each Calendar Year thereafter. Not later than the first Launch Authorization for the Product in the Territory, the forecast will be updated to cover the subsequent [ * ] ([ * ]) year period, and will thereafter be updated on or before [ * ] of each Calendar Year to cover the subsequent [ * ] ([ * ]) year period. The planning forecast provided pursuant to this Section 5.9 shall be for capacity planning purposes only and shall not constitute a firm order or have any binding effect.

5.10 Rolling Forecast.

(a) Launch Forecast. Ferrer shall provide Alexza with its initial non-binding [ * ] ([ * ]) month forecast (the “Launch Forecast”) not less than [ * ] ([ * ]) months prior to the first anticipated delivery date of commercial supply of the Product to Ferrer, which anticipated delivery date shall be provided by Ferrer and may be adjusted by Ferrer in good faith after consultation with Alexza. No later than [ * ] after Alexza’s receipt of the Launch Forecast, the appropriate members of the Collaboration Committee shall meet and shall work collaboratively to prepare and adopt a supply plan for the launch of the Product in the Territory. The Launch Forecast shall be a best estimate, as of the time such Launch Forecast is delivered, of the initial rolling forecast to be delivered pursuant to Section 5.10(b), and Ferrer shall not deviate from such estimate without any commercial rationale for the decision.

(b) Rolling Forecast. Commencing within [ * ] after the receipt of the first Launch Authorization for the Product for sale in any country in the Territory, Ferrer shall deliver to Alexza an initial written monthly [ * ] ([ * ]) month rolling forecast of the quantities of the Product required by Ferrer and its Sublicensees and Distributors. Thereafter, no later than [ * ] prior to the beginning of the next monthly period, Ferrer shall provide Alexza with an updated [ * ] ([ * ]) month rolling forecast of the quantities of the Product required by Ferrer and its Sublicensees and Distributors (each such subsequent forecast or the initial forecast, a “Supply Forecast”).

(c) Binding Commitments. Subject to Sections 5.10(a) and (b) and Section 5.12(d) hereof, (i) if the Product has an approved NDA and is being sold in the United States, then the first [ * ] ([ * ]) months of each Supply Forecast shall constitute a mutually binding commitment to order and supply the total quantity of Product set forth in the Supply Forecast for such period; or (ii) if the Product NDA has not been approved, then the Parties shall discuss in good faith the applicable binding commitment period for each Supply Forecast. Each binding commitment shall be represented by a Purchase Order for the applicable period delivered in accordance with Section 5.12. The monthly purchase quantity for delivery each month during applicable period of the binding Purchase Orders shall be not less than [ * ] percent ([ * ]%) or

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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more than [ * ] percent ([ * ]%) of the average monthly purchase quantity for such period based on the quantities for such period set forth in such Purchase Order, and in any event shall total the amount of the binding commitment by the end of each applicable binding commitment period.

(d) Permitted Modifications to Supply Forecasts. Projections for months [ * ] ([ * ]) through [ * ] ([ * ]) of each rolling Supply Forecast and each month thereafter shall be made in good faith and shall constitute Ferrer’s best estimates of future orders but shall not be binding on Ferrer or Alexza, provided that the Supply Forecast for the calendar month entering the then-applicable binding purchase period (ie., the [ * ]month or otherwise agreed final month of a binding period pursuant to Section 5.10(c)) may vary from the Supply Forecast made for that calendar month when it was the [ * ] (or otherwise agreed final month of a binding period pursuant Section 5.10(c)(ii)) calendar month in a preceding Supply Forecast by an amount that does not exceed [ * ] percent ([ * ]%) of the forecasted quantity for that calendar month. For example and by way of illustration only, if a Supply Forecast is issued in [ * ] which provides for [ * ] Units purchased in [ * ], the Supply Forecast issued in [ * ] may not provide for less than [ * ] nor more than [ * ] Units for purchase in [ * ].

(e) Excess Orders. Ferrer may deliver to Alexza a Purchase Order for Product volumes in excess of those specified in any prior Supply Forecast and/or in excess of the percentage variances permitted in Section 5.13. Alexza shall provide notification to Ferrer as soon as practicable but in any event within [ * ] after the delivery of such Supply Forecast, of any excess that Alexza determines it will deliver to Ferrer, Alexza shall use Commercially Reasonable Efforts to manufacture any quantity of the Product ordered by Ferrer in excess of [ * ] percent ([ * ]%) of the committed quantity determined in accordance with Section 5.10(c), but in any event (i) Alexza’s failure to manufacture any such excess quantity shall not be a breach of this Agreement, and (ii) the Parties shall discuss in good faith the allocation of additional costs to be incurred by Alexza in manufacturing such excess quantity.

5.11 Materials; Safety Stock. Ferrer acknowledges that Alexza may stock the Drug, components (including the device used for the Product), containers, labels, packaging materials and related items necessary for the manufacture of Product (“Materials”) based on the rolling forecasts provided by Ferrer pursuant to Section 5.10. Alexza shall maintain at all times an inventory of Materials necessary for manufacturing such quantity of the Product that is equal to, at a minimum, the average monthly forecasted quantity of the Product for the upcoming [ * ] ([ * ]) month period based on the then-current Supply Forecast provided by Ferrer; provided that, after the initial launch of the Product in the Territory but in any event before the end of the [ * ] ([ * ]) months after such launch, the Parties shall agree on a risk mitigation plan for the stocking of Materials for manufacture of the Product under this Agreement, which plan will thereafter be reviewed and assessed by the Parties on an annual basis.

5.12 Orders.

(a) Launch Purchase Order. Ferrer shall deliver to Alexza, as soon as reasonably practicable after delivery of the Launch Forecast, but in any event not later than [ * ] after the first applicable Launch Authorization in any country in the Territory, a firm purchase order for the initial quantities of the Product for the launch of the Product in the Territory.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Continuing Purchase Orders. In each month following the delivery of the initial purchase order pursuant to Section 5.12(a), Ferrer shall submit to Alexza a monthly firm purchase order to purchase the Product, which order shall not be more nor less than [ * ] percent ([ * ]%) of the monthly average of the binding forecast period (together with the initial purchase order, each, a “Purchase Order”) not less than [ * ] prior to each month of each [ * ] ([ * ])-month commitment period in the rolling forecast.

(c) Terms. Each Purchase Order shall specify the quantity ordered, the required delivery date (which shall not be (A) less than [ * ] ([ * ]) days following the date of the initial Purchase Order and (B) less than [ * ] ([ * ]) following the date of any Purchase Order other than the initial Purchase Order) (the “Delivery Date”) and any special instructions or invoicing information. Alexza shall acknowledge and accept the Purchase Order from Ferrer made in accordance with Section 5.12(a) or 5.12(b) within [ * ] of receipt, and any terms or conditions of such purchase order which conflict or are inconsistent with the terms of the Agreement shall be void and rejected. Alexza may not reject the quantity of the Product in any Purchase Order unless, subject to Section 5.10, the quantity set forth in the Purchase Order is less than [ * ] percent ([ * ]%) of or in excess of [ * ] percent ([ * ]%) of the committed quantity determined in accordance with Section 5.12(a) or 5.12(b) and the variance permitted under Section 5.13. In the event of excess quantity ordered, the rejection shall only apply with respect to such excess quantity.

(d) Minimum Purchase Order Quantities. Until such time as Alexza makes available alternative batch sizes, the minimum Purchase Order quantity shall be one (1) batch consisting of a minimum of either (i) [ * ] Units in the [ * ] dose form, or (ii) [ * ] Units in the [ * ] dose form. The Parties anticipate increasing the batch sizes and adjusting the minimum Purchase Order during the term as negotiated and agreed by the Parties during the Term.

5.13 Variances in Quantities Delivered. Quantities of the Product actually delivered by Alexza may vary from the quantities specified in a Purchase Order by [ * ] percent ([ * ]%). Ferrer shall be invoiced only for the quantity of the Product actually delivered to and received by Ferrer and upon Ferrer’s request, Alexza shall promptly deliver quantities of any shortfall as soon as practicable. In any event, Alexza shall use Commercially Reasonable Efforts to achieve a monthly delivery variance of less than [ * ] percent ([ * ]%).

5.14 Delivery and Acceptance.

(a) Delivery Date. Subject to the terms and conditions of this Agreement, Alexza shall deliver all of the Product ordered by Ferrer no earlier than [ * ] ([ * ]) days before and no later than [ * ] ([ * ]) days after the requested Delivery Date set forth on the applicable Purchase Order; provided that such Delivery Date meets the applicable minimum lead time requirement set forth in Section 5.12(c) and such Purchase Order is within the permitted variance of Ferrer’s binding Supply Forecast quantities.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Shipping Terms.

(i) The Product ordered by Ferrer pursuant to this Agreement shall be shipped to Ferrer for delivery ex works (EXW) (INCOTERMS 2000) Alexza manufacturing facility for pick-up by common carrier selected by Ferrer at Ferrer’s expense and title to, ownership of, and risk of loss of, the Product shall transfer at the Alexza manufacturing facility shipping dock.

(ii) Ferrer may specify in a Purchase Order that it wishes to have the Product shipped by air freight. In such event, Ferrer shall select the freight carrier and pay for, or reimburse Alexza for, the cost and expense of such air shipment. All of the Product shipped by air shall be shipped to Ferrer, ex works (EXW) (INCOTERMS 2000) Alexza manufacturing facility for pick-up by common carrier selected by Ferrer. Title to, ownership of, and risk of loss of, the Product shipped by air shall pass from Alexza to Ferrer at the Alexza manufacturing facility shipping dock.

(iii) Ferrer shall be responsible for obtaining all licenses or other authorizations for the exportation of the Product from the delivery location. Alexza shall cooperate with Ferrer, at Ferrer’s expense, in obtaining any licenses, permits or additional documents necessary for shipment and delivery of the Product to the Territory.

(iv) Alexza and Ferrer shall cooperate with and assist each other in all aspects of the shipment, importation and delivery process in order to ensure the expeditious delivery of the Product, including assisting in obtaining any documents that may be required. Alexza and Ferrer shall coordinate and consult with one another with regard to any communications with any Regulatory Authority regarding any shipment of the Product.

(c) Certificate of Analysis. Alexza shall perform on each batch of the Product all tests specified in the Specifications and Regulatory Requirements before delivery of the Product from that batch to Ferrer. Alexza shall deliver to Ferrer by facsimile or by electronic mail on or before the date of shipment of the Product to Ferrer a Certificate of Analysis for each batch of the Product in that shipment of the Product, certifying that the Product conforms to the Specifications. If there is a disagreement in connection with a COA, such dispute will be resolved with a submission to independent testing in a procedure substantially in the manner set forth in Section 5.14(d)(i).

(d) Acceptance. Ferrer shall be under no obligation to accept any shipment of the Product for which Alexza has not provided a Certificate of Analysis. Ferrer shall inspect all shipments of the Product promptly upon receipt, and Ferrer may reject any shipment of the Product which is nonconforming. In order to reject delivery of a shipment of the Product, Ferrer must give written notice to Alexza of Ferrer’s rejection of any delivery specifying in reasonable detail the reasons for such rejection within [ * ]. If no such notice of rejection is received, Ferrer shall be deemed to have accepted such Product on the [ * ] after delivery.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.

(i) After timely notice of rejection is received by Alexza, Ferrer shall cooperate with Alexza in determining whether rejection is appropriate or justified. Alexza will evaluate process issues and other reasons for any alleged nonconformity. Alexza shall notify Ferrer as promptly as reasonably practicable whether it accepts Ferrer’s basis for any rejection. If Alexza agrees with Ferrer’s determination that the rejected Product is nonconforming, promptly on receipt of a timely notice of rejection of a shipment of the Product after receipt of such notice, Alexza shall replace such rejected Product with conforming Product. If Alexza disagrees with Ferrer’s determination that certain Product is nonconforming, (x) promptly on receipt of a notice of rejection of a shipment of the Product and no later than [ * ] ([ * ]) days after receipt of such notice, at Ferrer’s request, Alexza shall replace such rejected Product and (y) the rejected Product shall be submitted to a mutually acceptable Third Party laboratory, which shall determine whether such Product is nonconforming. The Parties agree that such Third Party laboratory’s determination shall be final and binding on the Parties. The Party against whom the Third Party laboratory rules shall bear the reasonable costs of the Third Party testing. If the Third Party laboratory rules that the Product in question is nonconforming, then Alexza shall, at its cost and expense deliver replacement Product for such nonconforming Product. If the Third Party laboratory rules that the Product in question is not nonconforming, Ferrer shall purchase that batch at the agreed-upon price, irrespective of whether Alexza has provided replacement Product, provided that in such event Ferrer shall also pay for any replacement Product delivered if not previously paid.

(ii) Ferrer shall not destroy any rejected Product until it receives written notification from Alexza that Alexza does not dispute that the rejected Product is nonconforming. At Alexza’s election and upon instruction from Alexza, Ferrer shall either (a) destroy the Product received in the rejected delivery promptly at Alexza’s cost and provide Alexza with certification of such destruction, or (b) return such Product to Alexza at Alexza’s cost.

5.15 Latent Defect. Ferrer shall notify Alexza within [ * ] ([ * ]) days of discovery of a latent defect (as defined in the Quality Agreement) of any Product delivered, and promptly on receipt of timely notice but in any event no later than [ * ] ([ * ]) days after receipt of such notice, Alexza shall replace such Product with conforming Product.

5.16 Change in Specifications; Other Modifications.

(a) Alexza may make changes to the Specifications at its sole expense; provided, however that Alexza shall not make any changes to the Specifications without prior notification to Ferrer. In the event that such proposed change requires the [ * ] of the [ * ], [ * ] or [ * ], or [ * ], the Parties shall coordinate and collaborate in [ * ] as appropriate, and such changes to the Specifications shall not become in force until [ * ] have been [ * ]. As the [ * ] and [ * ], Alexza shall have responsibility for [ * ] and [ * ], and Ferrer shall have responsibility for [ * ], at [ * ] sole expense.

(b) Each Party shall promptly notify the other Party of any change of the Specifications that is required by any Regulatory Authority or in order to comply with any

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

25.

Regulatory Requirement applicable to the Product for use or sale in the Territory. Prior to the receipt of the first Launch Authorization for the Product for any country in the Territory, such regulatory required Specification changes shall be implemented as soon as practicable. Changes to Specifications required by any Regulatory Authorities in countries in the Territory other than the European Union shall be made at Ferrer’s sole expense. After the receipt of the first Launch Authorization for the Product for a country in the Territory, such regulatory required Specification changes in such country shall be implemented at Ferrer’s sole expense. In consultation with Ferrer, Alexza shall, promptly make all such regulatory required changes to the Specifications and the Parties shall coordinate and collaborate in making all necessary Regulatory Filings with the application to the Regulatory Authority to effect such change. Alexza shall compile and provide to Ferrer the necessary information required to support any such Regulatory Filing in the format reasonably requested by Ferrer, and shall provide all necessary technical assistance and services to Ferrer. Ferrer shall be responsible for making such Regulatory Filing and paying filing fees required for such Regulatory Filing.

5.17 Records. Alexza shall keep complete, accurate and authentic accounts, notes, data and records pertaining to the manufacture and supply of each batch of the Product, for the minimum period provided in 21 CFR Part 211, or longer if required by Regulatory Requirements in the Territory or country of manufacture, and upon Ferrer’s reasonable request and at its expense, shall make available to Ferrer copies of or access to such records. In any event, Alexza shall notify Ferrer of the timing of the destruction prior to destruction of any of such accounts, notes, data and records pertaining to the manufacture and supply of each batch of the Product. After such time period, Alexza shall notify Ferrer prior to the destruction of any records retained under this Section 5.18 and, at Ferrer’s request and expense, shall provide copies of such records to Ferrer. Notwithstanding the foregoing, Alexza shall at all times maintain such records and systems for the Parties to investigate causes of a Recall of the Product and conduct a Recall of the Product in compliance with all Applicable Laws.

5.18 Complaints Handling and Reporting.

(a) Ferrer shall be solely responsible in the Territory for (i) receiving all Product complaints and reports of Product adverse events and malfunctions, and all communications with complainants and (ii) filing all required regulatory reports for the Product or the Launch Authorizations in the Territory, including, without limitation, any medical device reports or other adverse event reports relating to the Product, and shall provide such information to Alexza promptly, and in no event later than [ * ] ([ * ]) days after receipt by Ferrer. To the extent Alexza has or receives any information regarding any complaints or reports of adverse events or malfunctions relating to the Product that it obtains other than pursuant to the preceding sentence, Alexza shall promptly, and in no event later than [ * ] after receipt of such information by Alexza, provide Ferrer with all such information.

(b) Promptly following Ferrer’s notification and documentation of a complaint or report related to the manufacture of the Product to Alexza, Alexza shall conduct an investigation for any complaint or report of the Product’s adverse event or malfunction that relates to the manufacture of the Product by Alexza in accordance with the Quality Agreement

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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and cGMP. Alexza shall use Commercially Reasonable Efforts to provide Ferrer with a written report of investigation in accordance with all applicable regulations. If Alexza is not able to complete the investigation within [ * ] ([ * ]) days due to technical issues related to the investigation (e.g., extended testing of the complaint sample), Alexza shall issue an interim investigation report to Ferrer within [ * ] ([ * ]) days (or other agreed timeframe), summarizing the investigation findings to date and plans to complete the investigation, including an estimated timeline.

5.19 Stability Samples; Retained Samples. Alexza shall, during the Term, take such quantities of quality control stability samples, from batches of Product intended for delivery to Ferrer, as are required by cGMP and applicable Regulatory Requirements and establish appropriate stability studies, in each case to support the claimed Shelf Life for the Product delivered to Ferrer. In addition, Alexza shall retain sufficient number of Units of the Product from each batch for at least [ * ] ([ * ]) year after the shipment of such batch to Ferrer or its designee or such longer period required by the applicable Regulatory Requirements for record keeping, testing and regulatory purposes or as specified in the Quality Agreement.

5.20 Shelf Life. The supply of Product delivered by Alexza to Ferrer hereunder shall have a minimum Shelf Life of [ * ] ([ * ]) months for any Units of commercial Product supplied by Alexza.

5.21 Recalls

(a) Recalls. Alexza and Ferrer each agree to notify the other within [ * ] if either Party discovers any issue that it reasonably believes could lead to a Product recall, product withdrawal, field correction or other related action (collectively, “Recalls”). If practicable, the Parties shall promptly following notification discuss the plans for a recall. If the Parties decide that a Product Recall in the Territory is necessary, the Parties shall work together to develop and implement a Recall plan. Ferrer shall have the final decision on the Recall plan and for determining the nature and urgency of any Product Recall unless Alexza notifies Ferrer in writing pursuant to Section 5.22(b). In any event, Ferrer shall have the responsibility for any and all communications with Regulatory Authorities in the Territory related to any Recall.

(b) Alexza’s Right to Request A Recall. Alexza shall have the right to require Ferrer to initiate a Recall of the Product that arises from any manufacturing defect in the Product or defect of the Drug or other components of the Product supplied to Ferrer by Alexza by written notice to Ferrer. In the event a Recall is initiated by Ferrer pursuant to an Alexza request, the Parties shall work together to develop and implement a Recall plan and effectuate the Recall but Ferrer shall have the responsibility for any and all communications with Regulatory Authorities in the Territory related to any such Recall.

(c) Recall Costs and Expenses. All costs and expenses associated with implementing a Recall of a Product in the Territory shall be allocated between Alexza and Ferrer as follows: (i) In the event, and to the extent, that the Recall arises out of (x) the negligence or willful misconduct of Ferrer, (y) a material breach of this Agreement by Ferrer, or (z) the

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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promotion, marketing, distribution or selling of a Product by Ferrer, then Ferrer shall bear the costs and expenses of the Recall (including any out-of-pocket expenses reasonably incurred by Alexza in connection with such Recall); (ii) in the event, and to the extent, that the Recall arises out of (x) the negligence or willful misconduct of Alexza, (y) a material breach of this Agreement by Alexza, or (z) the manufacture of the Product, Drug or other component of the Product, then Alexza shall bear the costs and expenses of the Recall (including any out-of-pocket expenses reasonably incurred by Ferrer in connection with such Recall); and (iii) in the event, and to the extent, that the Recall does not arise out of any of the circumstances described in clause (i) or (ii) above, then the Parties shall share the total costs and expenses of the Recall equally.

ARTICLE 6

SECURITY OF SUPPLY

6.1 Risk Mitigation Plan. Ferrer understands and acknowledges that Alexza does not currently and does not plan to manufacture all components of the Product, but instead works with one or more Suppliers to obtain certain components necessary to manufacture the Product and is bound by the terms of the agreements with vendors, including Suppliers. Alexza shall use Commercially Reasonable Efforts to (a) minimize any vendor or Supplier delays or disruptions, (b) identify appropriate measures to respond to potential catastrophic events and (c) prepare a risk mitigation plan for manufacture of the Product under this Agreement.

6.2 Allocation. If Alexza experiences a shortage of the Product and is unable to supply the full quantity of Product ordered pursuant to this Agreement, Alexza shall allocate available Product based on [ * ] allocation of the Product based on [ * ] and [ * ] the Product with respect to available Product. Alexza shall work with Ferrer to meet Ferrer’s supply needs for the Product during the period that any Product shortage conditions exist.

6.3 Cooperation. In the event Alexza determines that shortage conditions will occur, or in the event of a Force Majeure (including supplier delay that gives rise to shortage conditions), Alexza will promptly notify Ferrer of such conditions and the Parties shall discuss in good faith appropriate mechanisms to address such shortage conditions.

ARTICLE 7

PAYMENTS

7.1 Initial Payment. In consideration for the licenses and rights granted to Ferrer hereunder, Ferrer shall pay to Alexza a non-refundable and non-creditable payment in the amount of US$10,000,000 by wire transfer of immediately available funds into an account designated by Alexza, which payment shall be made no later than [ * ] ([ * ]) days after the Effective Date.

7.2 Milestone Payments. In further consideration for the licenses and rights granted to Ferrer hereunder, Ferrer shall pay to Alexza the non-refundable and non-creditable milestone

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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payments set out below following the first achievement of the corresponding milestone. A Party shall notify the other Party in writing within [ * ] days after the achievement of each milestone event, and Alexza shall invoice Ferrer at the time of or following such notice for the applicable milestone payment. Ferrer shall pay to Alexza the amounts set forth below within [ * ] ([ * ]) days after its receipt of Alexza’s invoice.

Milestone Event	Milestone Payment
1. MAA Approval.	US$3,000,000
2. [ * ] or [ * ].	US$[ * ] per [ * ] (up to a total of $[ * ])
3. [ * ]	US$[ * ]
4. [ * ] or [ * ].	US$[ * ] per [ * ] (up to a total of $[ * ])
5. [ * ].	US$[ * ] (payable once only)
6. [ * ].	US$[ * ] (payable once only)

Any milestone payment payable by Ferrer pursuant to this Section 7.2 shall be made no more than once with respect to the achievement of each such milestone event.

7.3 Obligations under Existing Third Party Agreements. Alexza shall be solely responsible for any and all payments, fees or other costs payable under its agreements with Third Parties existing as of the Effective Date and during the Term thereafter.

7.4 Purchase Price for Commercial Supply. Ferrer shall pay to Alexza, on a country-by-country basis, the applicable price set forth below in Section 7.4(a) or Section 7.4(b), as applicable (the “Transfer Price”) for each Unit of the Product delivered in Bulk Form delivered to Ferrer for commercial sale as follows:

(a) Through the [ * ] ([ * ]) anniversary of the First Commercial Sale in such country, [ * ] Euro (€[ * ]) per Unit.

(b) After the [ * ] ([ * ]) anniversary of the First Commercial Sale, the Parties agree that the goal for commercial supply shall be for a calculated Transfer Price equal to the higher of (i) [ * ] percent ([ * ]%) of the Net Sales in the Territory or (ii) [ * ] Euro (€[ * ]) per Unit.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Prior to [ * ] of the year of [ * ] anniversary of the First Commercial Sale, and before [ * ] of each year thereafter, Ferrer will estimate the “Preliminary Transfer Price” that shall apply for invoicing purposes by Alexza with respect to purchase orders by Ferrer during the immediately following year based upon [ * ]% of the projected weighted average of the net selling prices of the Product across the different countries in the Territory. The proposed “Preliminary Transfer Price” and its method of calculation shall be sent to Alexza no later than [ * ] of each year for Alexza’s review and agreement before [ * ] of each given year. Such “Preliminary Transfer Price” will be applicable during the immediately following calendar year. Every [ * ]([ * ]) months during the calendar year Ferrer shall reconcile the difference between the “Preliminary Transfer Price” and the “Effective Transfer Price” (which Effective Transfer Price shall be calculated based upon [ * ]% of actual Net Sales for such [ * ]-month period, calculated in Euros, in each country of the Territory), and the applicable price for the sale of the Product in the next applicable 6-month period shall equal the greater of (i) the Actual Transfer Price in the preceding [ * ] month period, or (ii) €[ * ] per Unit, each as may be adjusted pursuant to Section 7.4(c). In case of significant differences between the “Preliminary Transfer Price” and the “Effective Transfer Price”, the parties may agree to make an adjustment of the “Preliminary Transfer Price” within [ * ] days of the end of each such [ * ] month calendar period.

(c) Alexza may adjust the Transfer Price set forth in Section 7.4(b) above in the event that increases in component costs or Drug contained in the Product increase by more than [ * ]% in the aggregate during any [ * ]-month period, in which event Alexza shall provide documentary evidence of such price increases and the Transfer Price shall be subject to increase by the amount of such increase in component costs or Drug beginning with the next applicable pricing period following notification of the Transfer Price increase pursuant to this Section 7.4(c). Adjustments of Transfer Price according to the above shall represent no more than [ * ]% of Transfer Price and could take place no more than once annually.

(d) As provided under Section 5.8, the Parties have agreed that Ferrer shall be responsible for any costs and expenses of required testing for release, packaging, and labeling of the final completed Product for use or sale in the Territory. As of the Effective Date, Alexza has established a relationship with [ * ], located in [ * ], for handling quality testing and release of the Product for the purposes of the MAA that will be submitted to the EMA, and Alexza has duly informed Ferrer about the proposed costs of these services. Ferrer shall evaluate the feasibility of performing quality testing for release internally, and will decide, at its sole discretion, whether to perform quality testing for release internally or through a Third Party. In the event that Ferrer decides to engage a Third Party to perform quality testing and release, Alexza and Ferrer shall collaborate with regard to the necessary technology transfer to such Third Party, and shall negotiate the allocation of the costs of such transfer in good faith.

7.5 Invoice and Payment. Alexza shall invoice Ferrer in respect of a shipment of the Product at the time of delivery in an amount equal to the total Transfer Price for the quantity of the Product actually included in such shipment. All payments for Product will be due and payable to Alexza [ * ] ([ * ]) days after Ferrer’s receipt of the invoice, unless such shipment is rejected under Section 5.15(d), in which event no payment shall be due for such rejected Product and Ferrer shall make payment to Alexza: (a) for any replacement Product within [ * ] ([ * ])

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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days after Ferrer accepts the replacement Product; or (b) for such original shipment (after deduction of the number of Units that have been replaced) within [ * ] ([ * ]) days after a Third Party laboratory, pursuant to Section 5.15(d), confirms that the Product originally delivered complies with the Specifications and not subject to rejection.

7.6 Payment Method. All payments to Alexza under this Agreement shall be made by bank wire transfer in immediately available funds to an account in the name of Alexza designated in writing by Alexza. Payments hereunder shall be considered to be made as of the day on which they are received by Alexza’s designated bank.

7.7 Payment Currency; Currency Conversion.

(a) United States Dollars. Unless otherwise expressly stated in this Agreement (e.g., Transfer Price), all amounts specified to be payable under this Agreement are in United States Dollars and shall be paid in United States Dollars.

(b) Currency Conversion. Net Sales invoiced in currency other than United States Dollars, shall be converted to United States Dollars using an exchange rate equal to the average of the exchange rate published by the European Central Bank during the Calendar Quarter during which the applicable Net Sales are invoiced

7.8 Taxes.

(a) Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, income and other taxes payable with respect to their collaborative efforts under this Agreement and that they shall use Commercially Reasonable Efforts to cooperate and coordinate with each other to achieve such objective.

(b) Payment of Tax. A Party receiving a payment shall pay any and all taxes levied on such payment. If the fiscal or taxing authorities of any relevant jurisdiction assert that amounts are required to be withheld from the payments due to a Party hereunder, or the tax laws in one or more jurisdictions have changed so as to explicitly require such treatment, the Party made aware of such assertion or change in law shall inform the other Party within [ * ] days and shall consult with the other Party regarding the consequences of such assertion or change. If Applicable Laws require that taxes be deducted and withheld from a payment, the remitting Party shall (i) deduct those taxes from the payment, (ii) pay the taxes to the proper taxing authority, (iii) send evidence of the obligation together with proof of payment to the other Party within [ * ] days following that payment, it will be an annual certification issued by Tax Authorities certifying any withholding tax deducted or, where such certification is not released by the Authorities a certification by the Chief Financial Officer declaring the amounts of withholding taxes deducted and (iv) provide such assistance as the other Party may reasonably require in obtaining any refund of such amounts to which the other Party may be entitled, to the extent that such assistance does not cause the remitting Party to incur any liability in respect of the taxes asserted to be due.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.9 Records. Ferrer shall keep, and require its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable to Alexza pursuant to this Agreement. Such books and records shall be kept for such period of time required by law, but no less than at least [ * ] years following the end of the Calendar Quarter to which they pertain. Such records shall be subject to inspection in accordance with Section 7.10.

7.10 Audits. Upon not less than [ * ] days’ prior written notice, Ferrer shall permit an independent, certified public accountant selected by Alexza and reasonably acceptable to Ferrer, which acceptance will not be unreasonably withheld or delayed (for the purposes of this Section 7.10, the “Auditor”), to audit or inspect those books or records of Ferrer, its Affiliates and Sublicensees that relate to Net Sales for the sole purpose of verifying (a) the amount of Net Sales, (b) the withholding taxes, if any, required by Applicable Law to be deducted as a payment by Ferrer in respect of such Net Sales and (c) the exchange rates used in determining the amount of United States dollars. The Auditor shall disclose to Alexza only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. The Auditor shall send a copy of the report to Ferrer at the same time it is sent to Alexza. Such inspections may be made no more than once each Calendar Year and during normal business hours. Such records for any particular Calendar Quarter shall be subject to no more than one inspection. Inspections conducted under this Section 7.10 shall be at the expense of Alexza, unless a variation or error producing an underpayment in amounts payable exceeding an amount equal to [ * ]% of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by Ferrer. Alexza shall endeavor in such inspection not to disrupt the normal business activities of Ferrer, or its Affiliates or Sublicensees. Promptly after receiving the audit report, Ferrer shall submit to Alexza any underpayment discovered in such audit, together with interest accrued in accordance with Section 7.12.

7.11 Financial Reporting and Auditing Cooperation. In the event that Ferrer and/or any of its Affiliates determine, based on its analysis and subsequent discussions with their auditors, that Ferrer or any one of its Affiliate is required to consolidate Alexza under GAAP, Alexza shall, for so long as Ferrer or its Affiliate is required to so consolidate, (a) provide to Ferrer and its Affiliate all financial information that Ferrer determines is necessary in order for Ferrer to prepare such consolidated financial statements, in each case within a time period sufficient to permit Ferrer and its Affiliate to consolidate the financial results and (b) collaborate in good faith with Ferrer and its Affiliate to provide information as reasonably necessary (including by permitting Ferrer to use or disclose to its lenders Alexza’s financial information and financial statements under appropriate confidentiality agreements) to enable Ferrer and its Affiliate to determine its compliance with any other covenants under their credit agreements with their lenders and to comply with any other covenants under such credit agreements if such covenants become applicable to Alexza as a result of such consolidation requirement, provided that in no event shall any such other accommodation restrict Alexza’s ability to conduct its operations in the normal course of business and provided further that Ferrer shall engage in good faith negotiations with its lenders to exempt and waive compliance with such requirement.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.12 Late Payment. Any amounts not paid within [ * ] ([ * ]) days after the date due under this Agreement shall be subject to interest from the foregoing date through and including the date upon which payment is received, calculated at the interest rate equal to [ * ] percentage points ([ * ]%) over the “bank prime loan” rate, as such rate is published in the Federal Reserve Bulletin H.15 or successor thereto on the last Business Day of the applicable Calendar Quarter prior to the date on which such payment is due, calculated daily on the basis of a 365-day year, or, if lower, the highest rate permitted under applicable law.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, visual or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) including, but not limited to, all information concerning the device components and/or Product, information disclosed by one Party to the other pursuant to the Confidentiality Agreement and any other technical or business information of whatever nature (collectively, “Confidential Information”).

8.2 Exceptions. Notwithstanding Section 8.1 above, the obligations of confidentiality and non-use shall not apply to Confidential Information that, in each case as demonstrated by competent evidence:

(a) was already known to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality, at the time of disclosure;

(b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates in breach of this Agreement;

(d) was subsequently lawfully disclosed to the Receiving Party or any of its Affiliates by a Person other than the Disclosing Party, and who, to the best knowledge of the Receiving Party, did not directly or indirectly receive such information directly or indirectly from the Disclosing Party under an obligation of confidence; or

(e) was developed by the Receiving Party or its Affiliate without use of or reference to any proprietary information or materials disclosed by the Disclosing Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8.3 Permitted Disclosures. Notwithstanding the provisions of Section 8.1, each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or prosecuting Patents as permitted by this Agreement;

(b) prosecuting or defending litigation as permitted by this Agreement;

(c) complying with applicable court orders or governmental regulations; and

(d) disclosure to Third Parties in connection with due diligence or similar investigations by or on behalf of a Third Party in connection with a potential license to, distribution agreement with or collaboration with such Third Party (including entry into any such agreement), or a potential merger or acquisition by such Third Party, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by similar terms of confidentiality and non-use at least as stringent as those set forth in this Article 8.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 8.3(b) or 8.3(c), it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such Party would use to protect its own confidential information, but in no event less than reasonable efforts; provided that any Confidential Information so disclosed shall still be subject to the restrictions on use set forth in this Article 8. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

8.4 Confidentiality of this Agreement and its Terms. Except as otherwise provided in this Article 8, each Party agrees not to disclose to any Third Party the existence of this Agreement or the terms of this Agreement without the prior written consent of the other Party hereto, except that each Party may disclose the terms of this Agreement that are not otherwise made public as contemplated by Section 8.5 and as permitted under Section 8.3.

8.5 Public Announcements.

(a) As soon as practicable following the Effective Date hereof, the Parties shall each issue a mutually agreed to press release announcing the existence of this Agreement substantially in the applicable form attached hereto as Exhibit 8.5(a) Except as required by law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”), the NASDAQ stock exchange or any other stock exchange on which securities issued by a Party or its Affiliates are traded), neither Party shall make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided that it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s Confidential Information. In the event of a required public

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

(b) The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency on which securities issued by a Party or its Affiliate are traded, and each Party shall use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party shall ultimately retain control over what information to disclose to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency, as the case may be, and provided further that the Parties shall use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor its Affiliates) shall be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency.

8.6 Publication of the Product Information. Publication of any non-public scientific or technical information with respect to the Product shall be subject to prior review as follows: (a) at least [ * ] days prior to submission of an original manuscript for publication, (b) at least [ * ] days prior to abstract submission for poster or podium presentation, or (c) at least [ * ] days prior to an oral or poster presentation, as the case may be, each Party shall provide to the other Party a draft copy thereof for such other Party’s review (unless such Party is required by law to publish such information sooner, in which case such Party shall provide such draft copy to the other Party as much in advance of such publication as possible). The publishing Party shall consider in good faith any comments provided by the other Party during such time period. In addition, the publishing Party shall, at the other Party’s reasonable request, remove therefrom any Confidential Information of such other Party. The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

8.7 Prior Non-Disclosure Agreements. As of the Effective Date, the terms of this Article 8 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) dealing with the subject of this Agreement, including without limitation the Confidentiality Agreement. Any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

ARTICLE 9

PATENT PROSECUTION AND ENFORCEMENT

9.1 Ownership of Intellectual Property. Alexza has, and shall retain all right, title and interest in and to, the Alexza Technology, Alexza Trademarks and Alexza Copyrights. Alexza shall have and retain all right, title and interest in all Inventions which are made,

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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conceived, reduced to practice or generated solely by one or more of its employees or agents or its Affiliates, licensees or sublicensees or other Persons acting under its authority in the course of or as a result of this Agreement. Inventorship shall be determined in accordance with the U.S. patent law. Subject to the rights and licenses granted under this Agreement, Alexza can use, and grant licenses to use, any Alexza Technology without Ferrer’s consent and has no duty to account to Ferrer for such use or license, and Ferrer hereby waives any right it may have under the laws of any country to require any such consent or accounting. Ferrer further agrees that it will not file any Patents related to the Product during the Term. To the extent that Ferrer develops any Know-How related to the Product during the Term, it hereby grants to Alexza a non-exclusive, royalty-free license, with the right to sublicense, to such Know-How.

9.2 Patent Prosecution and Maintenance. Alexza shall be responsible for the preparation, filing, prosecution and maintenance of all Alexza Patents, [ * ]. Alexza shall keep Ferrer informed in a timely manner, but not less frequently than once per [ * ], of progress with regard to the preparation, filing, prosecution and maintenance of Alexza Patents in the Territory. Alexza shall consider and adopt in good faith the requests and suggestions of Ferrer with respect to strategies for filing and prosecuting Alexza Patents in the Territory.

9.3 Infringement by Third Parties. In the event that Ferrer becomes aware of any infringement or threatened infringement by a Third Party of any Alexza Patents in the Territory, it will notify Alexza in writing to that effect. Any such notice shall include evidence to support an allegation of infringement or threatened infringement by such Third Party. Alexza shall have the sole right to bring and control any action or proceeding with respect to infringement of any Alexza Patent worldwide, at its own expense and by counsel of its own choice. Ferrer shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Alexza and its counsel shall reasonably cooperate with Ferrer and its counsel in strategizing, preparing and presenting any such action or proceeding. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and any remaining damages relating to the Product (including without limitation, lost sales or lost profits with respect to the Product) shall be retained by Alexza. In the event Alexza brings an infringement action in accordance with this Section 9.3, Ferrer shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action.

9.4 Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. Alexza shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Alexza’s activities at its own expense and by counsel of its own choice, and Ferrer shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Ferrer shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Ferrer’s activities at its own expense and by counsel of its own choice, and Alexza shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Neither Party shall enter into

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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any settlement or compromise of any action or proceeding under this Section 9.4 which would materially alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party, which consent shall not be unreasonably withheld or delayed.

9.5 Patent Term Extensions. The Parties shall discuss and recommend for which, if any, of the Patents within the Alexza Patents Alexza should seek Patent Term Extensions in the Territory. Alexza shall have the final decision-making authority with respect to applying for any such Patent Term Extensions in the Territory, and shall act with reasonable promptness in light of the development stage of the Product to apply for any such Patent Term Extensions, where it so elects; provided, however, that if in a particular country or jurisdiction in the Territory only one such Patent can obtain a Patent Term Extension, then the Parties shall consult in good faith to determine which such Patent should be the subject of efforts to obtain a Patent Term Extension, and in any event Ferrer’s decision on such matter shall control in the case of a disagreement. Ferrer shall cooperate fully with Alexza in making such filings or actions, for example and without limitation, making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extension. All expenses incurred in connection with activities of each Party with respect to the Patent(s) for which Alexza seeks Patent Term Extensions pursuant to this Section 9.5 shall be entirely borne by such Party.

9.6 Trademarks. The Product shall be sold in the Territory under the Alexza Trademark Adasuve™ unless such Alexza Trademark is determined to be unacceptable to the Regulatory Authority in the Territory, in which event Alexza and Ferrer shall determine and use an alternative Alexza Trademark. If such alternative Alexza Trademark is determined to be unacceptable to the Regulatory Authority in the Territory, then Ferrer shall select a new Trademark registered and owned by Ferrer. Ferrer shall prominently display on the Product sold in the Territory the Alexza Trademarks Staccato and Adasuve or alternative Alexza Trademark, as applicable. Alexza shall register and maintain Alexza’s Trademarks at its own cost in the countries in the Territory in which such Alexza Trademarks are currently filed. In all other countries in the Territory, the Parties shall agree on where the Alexza Trademark shall be registered and Alexza shall register and be responsible for the costs of up to [ * ] ([ * ]) additional mutually agreed countries in the Territory for further registration of Alexza Trademarks. Ferrer shall register and own Ferrer Trademarks in the Territory, and Alexza shall provide all reasonable assistance required by Ferrer in connection therewith. Alexza will have the right to use the Alexza and Staccato trademarks and any Ferrer Trademark used with the Product only in connection with Alexza’s international commercial or scientific activities directly related to the Product outside the Territory. In any event, Alexza shall be able to use any Alexza Trademark other than Adasuve, or the alternative Alexza Trademark if used for the Product in the Territory, for any other product for any purpose, and shall use the Alexza Trademark Adasuve for sale of the Product outside of the Territory unless such Alexza Trademark is determined to be unacceptable to the Regulatory Authority in the Territory. Ferrer shall use Alexza Trademarks only in accordance with Alexza’s written guidelines therefor to ensure the integrity and quality of the Alexza Trademarks, and shall not use such Alexza Trademark in connection with the using, promotion, marketing, distributing, selling or offering

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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for sale of any product other than the Product. Alexza shall use the Ferrer Trademarks only in accordance with Ferrer’s written guidelines therefor to ensure the integrity and quality of the Ferrer Trademarks, and shall not use such Ferrer Trademark in connection with the using, promotion, marketing, distributing, selling or offering for sale of any product other than the Product.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY

10.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, as follows:

(a) Duly Organized. Such Party is a corporation with restricted liability, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement.

(b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate or organizational action. This Agreement is a legal and valid obligation binding on such Party and enforceable in accordance with its terms and does not (i) to such Party’s knowledge and belief, violate any law, rule, regulation, order, writ, judgment, decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over such Party or (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which such Party is a party or by which it is bound.

(c) Consents. Such Party has obtained, or is not required to obtain, the consent, approval, order or authorization of any Third Party, or has completed, or is not required to complete any registration, qualification, designation, declaration, or filing with, any Regulatory Authority or other governmental authority, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement.

(d) No Debarment. Such Party is (a) not and during the Term shall not be a Debarred Entity; and (b) not currently using, and will not in the future use, in any capacity, in connection with the performance of its duties or obligations hereunder, the services of any person or entity debarred or subject to debarment under 21 U.S.C. §335a or otherwise disqualified or suspended from performing services or otherwise subject to any restrictions or sanctions by the FDA or any other Regulatory Authority or professional body (a “Debarred Entity”). Such Party shall immediately notify the other Party in writing if either such Party or any person or entity who is performing services on its behalf hereunder is or becomes a Debarred

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Entity or if any action, claim, investigation, or other legal or administrative proceeding is pending or, to the best of such Party’s knowledge, threatened, that would make the other Party or any person or entity performing services hereunder a Debarred Entity;

(e) No Adulteration. Such Party will not take or permit its Affiliates, licensees, Sublicensees or Distributors to take, any action to make the Product unfit for commerce under any Regulatory Requirements in any countries in the Territory where the Product is approved for sale (including, but not limited to, not being adulterated or misbranded as defined under the FD&C Act or becoming an article that may not, under the FD&C Act, be introduced into interstate commerce); and

(f) No Third Party Rights. Such Party will not use any patent, trademark, copyright or other intellectual property rights or confidential information of a Third Party in performing its obligations and exercising its rights hereunder to which it does not own or does not possess a license.

10.2 Additional Representations and Warranties of Alexza. As used in this Section 10.2, “best of its knowledge” means, as applied to Alexza, that [ * ] knows of a particular fact or other matter. Alexza represents and warrants to Ferrer that as of the Effective Date:

(a) Right to Grant License. (i) Alexza owns all right, title and interest in and to, or has a license, sublicense or otherwise permission to use and license, all of the Alexza Technology free and clear of all encumbrances; (ii) Alexza has not previously assigned, transferred, conveyed or otherwise encumbered or granted, and will not during the Term assign, transfer, convey or otherwise encumber its right, title and interest in any of the Alexza Technology or any rights granted to Ferrer hereunder for the development or commercialization of the Product in the Territory; (iii) specifically, there are no existing agreements, options, commitments, or rights, with, of or to any person to acquire or obtain any rights to, any of the Alexza Technology for the development or commercialization of the Product in the Territory and (iv) no royalties, license fees or other payments are required to be paid to any Third Party in connection with the execution, delivery and performance of this Agreement, or in connection with the research, development, importation, use, sale, and offer for sale of the Product.

(b) Scope of License. Exhibit 1.4 and Exhibit 1.6 set forth true and complete lists of all Alexza Patents and Trademarks in the Territory Controlled by Alexza or its Affiliates as of the Effective Date. Exhibit 1.4 and Exhibit 1.6 also indicate the current status, date and country of filing and issuance. The Alexza Patents and Alexza Know-How constitute all intellectual property Controlled by Alexza and its Affiliates that is [ * ] for the research, development, importation, use, sale and offer for sale of the Product(s) in the Territory and to the Best Knowledge of Alexza there is not any other Patent necessary for such purposes that is not Controlled by Alexza (including any intellectual property Controlled by any Third Party supplier of the components of the Product, API or Product). All official fees, maintenance fees and annuities for the Alexza Patents, Alexza Trademarks and Alexza Copyrights have been paid through the Effective Date.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) Patent Status. to the best of its knowledge, (i) all issued Patents listed on Exhibit 1.4 are in full force and effect, valid, subsisting and enforceable, and inventorship of each Patent is properly identified on such Patents; (ii) none of the Patents listed on Exhibit 1.4 is currently involved in any interference, reissue, reexamination, or opposition proceeding and (iii) neither Alexza nor any of its Affiliates has received any written notice from any person, or has knowledge, of such actual or threatened proceeding.

(d) Non-Infringement by Third Parties. to the best of its knowledge, there are no activities by Third Parties that would constitute infringement of the Alexza Patents or misappropriation of the Alexza Know-How.

(e) Non-Infringement of Third Party Rights. to the best of its knowledge, the manufacture, use, sale or importation of the Product(s) in the Territory as contemplated by Alexza as of the Effective Date will not infringe or misappropriate any Patent or other intellectual property Controlled by a Third Party. Alexza has not received any written notice from any Person, or has knowledge of, any actual or threatened claim or assertion that the use or practice of the Alexza Patents or Alexza Know-How infringes or misappropriates the intellectual property rights of a Third Party.

(f) Non-Action or Claim. to the best of its knowledge, there are no actual, pending, alleged or threatened adverse actions, suits, claims, interferences or formal governmental investigations (i) involving the Product, including without limitation, in connection with the conduct of any clinical trials or manufacturing activities, or (ii) questioning the validity of this Agreement or any action taken by Alexza in connection with the execution of this Agreement, in each case, by or against Alexza or any of its Affiliates in or before any court, Regulatory Authority or other governmental authority. There are no material unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court, an administrative agency or an arbitrator) against Alexza with respect to any Alexza Technology, Alexza Trademark, Alexza Copyright or the Product.

(g) No Encumbrances. Assuming the payment in full by Ferrer, the Product supplied under this Agreement will be free and clear of liens and other encumbrances.

(h) Additional Legal Compliance.

(i) to the best of its knowledge, Alexza and its Affiliates and any outsourcing company and contract research organization to which Alexza or its Affiliates have subcontracted activities in connection with the Product (the “Contractors”) have complied with all Applicable Laws, permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions and decrees in the research, development, manufacture and use of the Product, and neither Alexza nor any of its Affiliates or its Contractors has received any written notice from any governmental authority claiming that any such activities as conducted by them are not in such compliance.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(ii) no governmental authority has commenced or, to the best of its knowledge, threatened to initiate any action to enjoin production of the Product at any facility, nor has Alexza or any of its Affiliates or, to the best of its knowledge, any of its Contractors, received any notice to such effect since January 1, 2005.

(iii) all development activities conducted by Alexza and its Affiliates and Contractors relating to the Product have been conducted in compliance with all GCPs, GLPs and GMPs when applicable.

(iv) to the best of its knowledge, no employee or agent of Alexza or any of its Affiliates or Contractors has made an untrue statement of a material fact to any governmental authority with respect to the Product (whether in any Regulatory Filings or otherwise), or failed to disclose a material fact to any governmental authority required to be disclosed with respect to the Product.

(v) Alexza has made available to Ferrer a true, correct and complete copy of (A) all submissions associated with the Existing NDA, (B) all correspondence with Regulatory Authorities regarding the Existing NDA, and (C) all minutes of meetings and telephone conferences with Regulatory Authorities with respect to the Existing NDA or the Product.

(i) Material Agreements. To the best of its knowledge, Alexza is not in breach or default of any material agreement with a Third Party that is [ * ] for the manufacture, use, sale or importation of the Product in the Territory nor has Alexza waived or allowed to lapse or terminate any of its rights under such Third Party agreements.

10.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR ANY OTHER AGREEMENT CONTEMPLATED HEREUNDER, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THE REPRESENTATIONS AND WARRANTIES AND DISCLAIMERS DESCRIBED IN THIS ARTICLE 101 ARE EXCLUSIVE AND SUPERSEDE ANY OTHER WARRANTY LIMITATIONS AND DISCLAIMERS GIVEN BY EITHER PARTY, WHETHER WRITTEN OR ORAL. SPECIFICALLY FOR ALEXZA, EXCEPT FOR THE EXPRESS WARRANTIES IN SECTIONS 10.1 AND 10.2 OF THIS AGREEMENT, ALEXZA MAKES NO WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCT OR ANY COMPONENT THEREOF, WHETHER AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT, VALIDITY AND ENFORCEABILITY OF PATENTS, OR THE PROSPECTS OR LIKELIHOOD OF DEVELOPMENT OR COMMERCIAL SUCCESS OF THE PRODUCT.

10.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 9 (CONFIDENTIALITY), NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE TOTAL AGGREGATE LIABILITY OF ALEXZA UNDER THIS AGREEMENT RESULTING FROM A FAILURE TO SUPPLY THE PRODUCT SHALL NOT EXCEED AMOUNTS PAID TO ALEXZA IN THE MOST RECENTLY COMPLETED CALENDAR YEAR. For the avoidance of doubt, nothing in this Section 10.4 is intended to contravene any liability of Alexza under Applicable Laws.

ARTICLE 11

INDEMNIFICATION; INSURANCE

11.1 Indemnification of Alexza. Ferrer shall indemnify and hold harmless each of Alexza and its Affiliates, and the directors, officers, stockholders and employees of such entities and the successors and assigns of any of the foregoing (the “Alexza Indemnitees”), from and against any and all losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (“Losses”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) incurred by any Alexza Indemnitee, arising from, or occurring as a result of (a) gross negligence or willful misconduct of Ferrer, its Affiliates, Sublicensees, Distributors or other subcontractors and (b) the research, development and regulatory activities relating to the Product conducted by or on behalf of Ferrer, its Affiliates or Sublicensees (other than Alexza and its Affiliates and licensees); except to the extent such Third Party Claims fall within the scope of the indemnification obligations of Alexza set forth in Section 11.2.

11.2 Indemnification of Ferrer. Alexza shall indemnify and hold harmless each of Ferrer and its Affiliates and the directors, officers, shareholders, employees and agents of such entities and the successors and assigns of any of the foregoing (the “Ferrer Indemnitees”), from and against any and all Losses from any Third Party Claims incurred by any Ferrer Indemnitee, arising from, or occurring as a result of (a) inherent defects of the Product as delivered to Ferrer, (b) gross negligence or willful misconduct of Alexza or its Affiliates; and (c) the research, development and regulatory activities relating to the Product conducted by or on behalf of Alexza, its Affiliates, Distributors or Sublicensees (other than Ferrer and its Affiliates and licensees); except to the extent such Third Party Claims fall within the scope of the indemnification obligations of Ferrer set forth in Section 11.1.

11.3 Procedure. A Party that intends to claim indemnification under this Article 11 shall promptly notify the indemnifying Party in writing of any Third Party Claim, in respect of which the indemnitee intends to claim such indemnification. The indemnified Party shall provide the indemnifying Party with reasonable assistance, at the indemnifying Party’s expense, in connection with the defense of the Third Party Claim for which indemnity is being sought. The indemnitee may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the indemnitor shall have the right to assume and conduct the defense of the Third Party Claim with counsel of its choice. The indemnitor shall not settle

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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any Third Party Claim without the prior written consent of the indemnified Party, not to be unreasonably withheld or delayed, unless the settlement involves only the payment of money. So long as the indemnitor is actively defending the Claim in good faith, the indemnitee shall not settle any such Third Party Claim without the prior written consent of the indemnifying Party. If the indemnitor does not assume and conduct the defense of the Third Party Claim as provided above, (a) the indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner the indemnitee may deem reasonably appropriate (and the indemnitee need not consult with, or obtain any consent from, the indemnitor in connection therewith), and (b) the indemnitor will remain responsible to indemnify the indemnitee as provided in this Article 11. The failure to deliver written notice to the indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the indemnitor of its indemnification obligations under this Article 11 if and to the extent the indemnitor is actually prejudiced thereby.

11.4 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance with an insurance carrier in an amount consistent with industry standards for a company in a similar position to such Party during the Term. Each Party shall provide the other Party with written notice at least [ * ] ([ * ]) days prior to any cancellation, non renewal or material change in the insurance described above and shall name the other Party as an additional insured with respect to such insurance. Each Party shall provide a certificate of insurance evidencing such coverage to the other Party upon request. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Agreement.

ARTICLE 12

Term and Termination

12.1 Term. This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 12, shall continue in full force and effect on a country-by-country basis until the later of (i) the expiration of the [ * ] of the Product in such country, and (ii) [ * ] years after the First Commercial Sale of the Product in such country (the “Term”). Upon expiration (but not an earlier termination) of this Agreement in a country with respect to the Product, Ferrer shall have a perpetual, exclusive, fully paid-up, royalty free license (a) under the Alexza Know-How in such country to research, develop, import, use, sell, have sold and offer for sale the Product in such country in the Territory; and (b) for so long as Ferrer continues to sell the Product in the Territory, under those Alexza Trademarks (subject to the terms of Section 9.6) and Alexza Copyrights which relate solely to the Product and are not used by Alexza in connection with any other products, to import, use, sell, have sold and offer for sale the Product in such country in the Territory. In any event, the Parties shall discuss the manufacture and supply of Product following the Term in order to ensure the appropriate quality assurance for the Product and the appropriate protection of intellectual property rights of Alexza with respect to the Alexza Know-How, Alexza Trademarks and Alexza Copyrights licensed hereunder. In case a generic or other similar inhaled loxapine for the same indication reaches the market during the Term, the parties agree to meet and negotiate in good faith the most appropriate adjustments, if any, to allow to keep the business in the Territory.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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12.2 Early Termination. Each Party shall have the right to terminate this Agreement in its entirety or on a country-by-country basis before the end of the Term:

(a) by mutual written agreement of the Parties;

(b) upon written notice by either Party if the other Party is in material breach of this Agreement and has not cured such breach within [ * ] days ([ * ] days with respect to any payment breach) after notice from the terminating Party requesting cure of the breach. Any such termination shall become effective at the end of such [ * ] day ([ * ] day with respect to any payment breach) period unless the breaching Party has cured any such breach or default prior to the end of such period; or

(c) upon the bankruptcy or insolvency of, or the filing of an action to commence insolvency proceedings against the other Party, or the making or seeking to make or arrange an assignment for the benefit of creditors of the other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of such Party’s property, in each case that is not discharged within [ * ] days.

ARTICLE 13

Effect of Expiration or Termination

13.1 Accrued Obligations. The expiration or termination of this Agreement, in whole or part, for any reason shall not release either Party from any liability which, at the time of such expiration or termination, has already accrued to such Party or which is attributable to a period prior to the effective date of such expiration or termination, nor will any expiration or termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. In particular, in the event this Agreement is terminated for cause by Alexza or for convenience by Ferrer after the achievement of a particular milestone event, then Ferrer shall have the obligation to make the milestone payment corresponding to such milestone event to Alexza, regardless of whether the due date of such milestone payment occurs prior to, on or after the effective date of such termination.

13.2 Effects of Termination for Cause by Alexza. Upon the early termination of this Agreement by Alexza under Section 12.2(b) or 12.2(c), the following shall apply:

(a) Winding Down of Development Activities. In the event there are any on-going clinical trials of the Product by Ferrer in the Territory,

(i) The Parties shall work together in good faith to adopt, and Alexza shall have the final decisional power with respect to, a plan to wind down the development activities in an orderly fashion, with due regard for patient safety and the rights of any subjects

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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that are participants in any clinical trials of the Product and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all Applicable Laws;

(ii) Each Party shall perform its outstanding non-cancellable obligations under the Development Plan that existed or accrued prior to the notice date of termination; and

(iii) All Costs and Expenses incurred from the effective date of the termination notice in winding down the development activities with respect to the Product shall be [ * ] notwithstanding that Article 4 provides otherwise; provided, however, that in no case shall [ * ] be obligated to pursue or support such activities for a period not exceeding [ * ] days after the date of notice of such termination.

(b) Inventory. Ferrer, its Affiliates, Distributors and Sublicensees shall continue, to the extent that Ferrer, its Affiliates, Distributors and Sublicensees continue to have stocks of usable Product following the termination of this Agreement, to fulfill orders received from customers for the Product in the Territory, provided that nothing in this Section 13.2(b) shall be construed as obligating Ferrer to place orders for additional Product following the termination of this Agreement.

(c) Assignment of Regulatory Filings (including Launch Authorizations). At Alexza’s option, which shall be exercised by written notice to Ferrer, to the extent permitted under Applicable Laws, Ferrer shall assign or cause to be assigned to Alexza or its designee (or to the extent not so assignable, Ferrer shall take all reasonable actions to make available to Alexza or its designee the benefits of) all Regulatory Filings (including Launch Authorizations) for the Product in the Territory, including any such Regulatory Filings made or owned by its Affiliates or Sublicensees. Alexza shall notify Ferrer before the effective date of termination, whether the Regulatory Filings should be assigned to Alexza or its designee, and if the latter, identify the designee, and provide Ferrer with all necessary details to enable Ferrer to effect the assignment (or availability). If Alexza fails to provide such notification prior to the effective date of termination, Ferrer shall have no obligation to assign the Regulatory Filings to Alexza.

(d) Transition. Ferrer shall use Commercially Reasonable Efforts to cooperate with Alexza and/or its designee to effect a smooth and orderly transition in the development, sale and marketing, promotion and commercialization of the Product in the Territory during the notice and the Wind-down Periods. Alexza shall use, identify and finalize an agreement or other arrangement with a Third Party in relation to the Product and/or, to the extent Alexza is able to take over such activities under Applicable Laws, take over, directly or through an Affiliate, all activities related to the Product, and in particular development activities on-going at the time of the effective date of the termination and the transfer of the Regulatory Filings (including Launch Authorizations) into the name of Alexza or Alexza’s designee so that the Wind-down Period will be as limited as possible.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

45.

13.3 Effects of Termination for Cause by Ferrer. Upon the early termination of this Agreement by Ferrer under Section 12.2(b) or 12.2(c) the following shall apply (in addition to any other rights and obligations under this Agreement with respect to such termination):

(a) License under Alexza Technology. Ferrer may elect to have all or any portion of the licenses granted to Ferrer pursuant to Section 2.1 continue, in which case Ferrer’s obligations to Alexza under Article 7 of this Agreement and Alexza’s rights under Article 7 shall continue to the extent that Ferrer elects to retain such licenses with respect to the Product in the applicable country(ies); provided that Ferrer may offset the amount of Ferrer’s damages resulting from Alexza’s breach of this Agreement against any amounts owed to Alexza pursuant to Article 7 of this Agreement.

(b) Assignment of Alexza Regulatory Filings (including the MAA and Launch Authorizations). If Ferrer elects to continue the license under Section 2.1, at Ferrer’s option, which shall be exercised by written notice to Alexza, to the extent permitted under Applicable Laws, Alexza shall assign or cause to be assigned to Ferrer or its designee (or to the extent not so assignable, Alexza shall take all reasonable actions to make available to Ferrer or its designee the benefits of) all Regulatory Filings (including the MAA and any applicable Launch Authorizations) for the Product(s) in the Territory, including any such Regulatory Filings made or owned by its Affiliates and/or Distributors or licensees. Ferrer shall notify Alexza before the effective date of termination, whether the Regulatory Filings should be assigned to Ferrer or its designee and, if the latter, identify the designee, and provide Alexza with all necessary details to enable Alexza to effect the assignment (or availability). If Ferrer fails to provide such notification prior to the effective date of termination, Alexza shall have no obligation to assign the Regulatory Filings to Ferrer.

(c) Transition Assistance. Alexza shall provide such assistance, [ * ], as may be [ * ] for Ferrer to commence or continue developing or commercializing the Product in the applicable countries of the Territory, to the extent Alexza is then performing or having performed such activities, including without limitation transferring or amending as appropriate, upon request of Ferrer, any agreements or arrangements with Third Party suppliers or vendors to supply or sell the Product.

(d) Ferrer Regulatory Filings (including Launch Authorizations) In the event Ferrer elects not to pursue the development or commercialization of the Product in the applicable country(ies), upon [ * ] request and to the extent permitted by Applicable Laws, [ * ] shall [ * ] all Regulatory Filings (including Launch Authorizations) that are owned by Ferrer for the Product for the applicable countries [ * ].

13.4 Product Supply and Technology Transfer. Prior to the expiration of this Agreement or effective date of any termination or partial termination of this Agreement by Ferrer under Section 12.2(b) or 12.2(c), the Parties shall agree upon a transition plan to minimize any disruption to the importation, manufacture, having manufactured, use, sale, having sold and offering for sale of the Product. The transition plan shall include a mutually agreed-upon schedule for transition activities, under which the transfer of manufacturing-related Alexza

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

46.

Know-How shall occur [ * ]. Ferrer shall cooperate with such transfer, shall promptly undertake to complete the transfer and shall be responsible for [ * ] in the agreed transition plan for transfer. The Parties shall conduct transition activities pursuant to the transition plan. In addition, Alexza shall continue to supply Ferrer and its Affiliates and Sublicensees with their requirements of the Product until the earlier of (i) the [ * ] anniversary of the effective date of termination, and (ii) such time as Ferrer or a Third Party manufacturer engaged by Ferrer is capable of supplying the Product.

13.5 Rights Upon Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction in the Territory or where a Party is situated (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee), shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. Additionally, in the event of any insolvency of Ferrer or the entry by it into any formal insolvency administration under any jurisdiction other than the laws of Spain, it is the intention of the Parties that this Agreement shall not terminate and shall continue pursuant to the principles governing insolvency proceedings under the laws of Spain. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 13.5 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.

13.6 Return of Confidential Information. Upon termination or expiration of this Agreement, except to the extent necessary or reasonably useful for a Party to exercise its rights under any license surviving such termination or expiration, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that such Party may keep one copy of such materials for archival purposes only.

13.7 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any rights or obligation accruing prior to such expiration or termination. In addition, upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, except those described in the following Articles and Sections: [ * ] (with respect to any [ * ]), [ * ] and [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

47.

ARTICLE 14

DISPUTE RESOLUTION AND GOVERNING LAW

14.1 Dispute Resolution Process. The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to interpretation of a Party’s rights and/or obligations hereunder or any alleged breach of this Agreement. If the Parties cannot resolve any such dispute within [ * ] ([ * ]) days after written notice of a dispute from one Party to another, either Party may, by written notice to the other Party, have such dispute referred to the Chief Executive Officer of Alexza and the Chief Executive Officer of Ferrer (collectively, the “Senior Executives”). The Senior Executives shall negotiate in good faith to resolve the dispute within [ * ] ([ * ]) days. During such period of negotiations, any applicable time periods under this Agreement shall be tolled. If the Senior Executives are unable to resolve the dispute within such time period, either Party may pursue any remedy available to such Party at law or in equity, subject to the terms and conditions of this Agreement and the other agreements expressly contemplated hereunder. Notwithstanding anything in this Article 14 to the contrary, Alexza and Ferrer shall each have the right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect the rights or property of that Party.

14.2 Governing Law. This Agreement and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of [ * ], United States, without reference to its conflicts of law principles.

14.3 Arbitration.

(a) If any dispute cannot be resolved by, and subject to the exhaustion of the procedure set out in Section 14.1 above, either Party may submit such dispute for resolution by binding arbitration administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures then in effect (the “JAMS Rules”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(b) The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within [ * ] ([ * ]) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [ * ] ([ * ]) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by JAMS. The place of arbitration shall be [ * ], and all proceedings and communications shall be in English.

(c) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may,

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

48.

without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(d) Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable [ * ] statute of limitations.

(e) The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

ARTICLE 15

GENERAL PROVISIONS

15.1 Force Majeure. If the performance of any part of this Agreement by either Party (other than making payment when due) is prevented, restricted, interfered with or delayed by any reason or cause beyond the reasonable control of such Party (including fire, flood, earthquake, storm, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance, shortage of raw materials, regulatory hold, epidemic, failure or default of public utilities or common carriers, acts of God or any acts, omissions or delays in acting of the other Party) (a “Force Majeure Event”), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such Force Majeure Event, provided that the affected Party shall use its substantial efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. If either Party becomes aware that a Force Majeure Event has occurred or is imminent or likely, it shall promptly notify the other.

(a) Notification. If either Party becomes aware that such Force Majeure Event has occurred or is imminent or likely, it shall immediately notify the other.

(b) Efforts to Overcome. The Party which is subject to such Force Majeure Event shall exert all reasonable efforts to overcome it.

(c) Inform; Termination Right. Such Party shall keep the other informed as to the progress of overcoming such Force Majeure Event, and the other Party shall have the right to terminate this Agreement in the event such Force Majeure Event is not overcome with [ * ] ([ * ]) days after it first occurs.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

49.

15.2 Waiver of Breach. No delay or waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

15.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to perform all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.4 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may contract with one or more of its Affiliates to perform its obligations hereunder, provided that the Parties shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

15.5 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in a prior writing signed by both Parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both Parties hereto.

15.6 Severability. In the event any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith and enter into a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

15.7 Entire Agreement. This Agreement (including the Exhibits attached hereto and any letter delivering information referenced herein) constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect of the subject matter hereof. Each of the Parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

15.8 Language. The language of this Agreement and all activities to be pursued under this Agreement is English. Any and all documents proffered by one Party to the other in fulfillment of any provision of this Agreement shall only be in compliance if in English. Any translation of this Agreement in another language shall be deemed for convenience only and shall never prevail over the original English version. This Agreement is established in the English language.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

50.

15.9 Notices. Any notice or communication required or permitted under this Agreement shall be in writing in the English language, delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized courier or sent by registered or certified mail, postage prepaid to the following addresses of the Parties (or such other address for a Party as may be at any time thereafter specified by like notice):

To Alexza: Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, CA 94043, USA Telephone: + 1-650-944-7000 Facsimile: + 1-650-944-7988 Attention: Chief Executive Officer	To Ferrer: Ferrer Internacional, S.A. Avenida Diagonal 549, 5th Floor E-08029 Barcelona Spain Telephone: + 34 93 600 3716 Facsimile: + 34 93 600 3884 Attention: Legal Counsel

with a copy to: Cooley LLP 3175 Hanover St. Palo Alto, CA 94306, USA Telephone: +1-650-843-5000 Facsimile: +1-650-843-4000 Attention: Glen Y. Sato

with a copy to:

Ferrer Internacional, S.A.

Avenida Diagonal 549, 5th Floor

E-08029 Barcelona

Spain

Telephone: +34 93 600 38 67

Facsimile: + 34 93 491 47 20

Attention: Business Development & Licensing Department

Any such notice shall be deemed to have been given (a) when delivered if personally delivered; (b) on the next Business Day after dispatch if sent by confirmed facsimile or by internationally-recognized overnight courier; and/or (c) on the fifth Business Day following the date of mailing if sent by mail or other internationally-recognized courier. Notices hereunder will not be deemed sufficient if provided only between or among each Party’s representatives on the Collaboration Committee.

15.10 Assignment. This Agreement shall not be assignable or otherwise transferred, nor may any rights or obligations hereunder be assigned or transferred, by either Party to any Third Party without the prior written consent of the other Party; except that either Party may assign or otherwise transfer this Agreement without the consent of the other Party to an entity

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

51.

that acquires all or substantially all of the business or assets of the assigning Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise, provided that the acquiring Person assumes this Agreement in writing or by operation of law; provided that such acquiring person shall not be deemed an Affiliate of the acquired Party and intellectual property rights that are owned or held by the acquiring Person to such transaction (if other than one of the Parties to this Agreement) shall not be included in the technology licensed hereunder. In addition, either Party shall have the right to assign, sublicense, subcontract or delegate this Agreement or any or all of its obligations or rights hereunder to an Affiliate upon written notice to the other Party; provided, however, the assigning, sublicensing, subcontracting or delegating Party hereby guarantees and shall remain fully and unconditionally obligated and responsible for the full and complete performance of this Agreement by such Affiliate and in no event shall such assignment, sublicensing, subcontracting or delegation be deemed to relieve such Party’s liabilities or obligations to the other Party under this Agreement. The other Party shall, at the request of the assigning, sublicensing, subcontracting or delegating Party, enter into such supplemental agreements with the applicable Affiliates as may be necessary or advisable to permit such Affiliates to avail itself of any rights or perform any obligations of the assigning, sublicensing, subcontracting or delegating Party hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any assignment of this Agreement in contravention of this Section 15.10 shall be null and void.

15.11 No Partnership or Joint Venture. Nothing in this Agreement or any action which may be taken pursuant to its terms is intended, or shall be deemed, to establish a joint venture or partnership between Ferrer and Alexza. Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.

15.12 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP consistently applied, but only to the extent consistent with its usage and the other definitions in this Agreement.

15.13 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

52.

ARTICLE 16

COMPLIANCE WITH LAW

16.1 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of Alexza and Ferrer are subject to prior compliance with export and import regulations and such other laws and regulations in effect in such jurisdictions or any other relevant country as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of any relevant countries. Alexza and Ferrer shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

16.2 Securities Laws. Each of the Parties acknowledges that it is aware that the securities laws of the United States and other countries prohibit any person who has material non-public information about a publicly listed company from purchasing or selling securities of such company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Party agrees to comply with such securities laws and make its Affiliates, licensees, Distributors, Sublicensees, employees, contractors and agents aware of the existence of such securities laws and their need to comply with such laws.

16.3 Certain Payments. Each of the Parties acknowledges that it is aware that the United States and other countries have stringent laws which prohibit persons directly or indirectly from making unlawful payments to, and for the benefit of, government officials and related parties to secure approvals or permission for their activities. Each Party agrees that it will make no such prohibited payments, it will not indirectly make or have made such payments and it will make its Affiliates, employees and agents aware of the existence of such laws and their need to comply with such laws.

[Signature Page Follows]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

53.

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Collaboration and License Agreement as of the Effective Date.

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King.

Name:	Thomas B. King

Title:	President and CEO

GRUPO FERRER INTERNACIONAL, S.A.

By:	/s/ Jorge Ramentol Massaana

Name:	Jorge Ramentol Massaana

Title:	CEO

By:	/s/ Juan Fanés Trillo

Name:	Juan Fanés Trillo

Title:	CFO

SIGNATURE PAGE TO COLLABORATION, LICENSE AND SUPPLY AGREEMENT

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Exhibit 1.4

Alexza Patents in the Territory

Country	Application Number	Filing Date	Patent Number	Grant Date	Title
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]			[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1.6

Alexza Trademarks

Trademark	Country	Filing Date	Application Number	Registration Date	Registration Number
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1.30

Structure of Loxapine

Nomenclature (Loxapine)

•	International Nonproprietary Name: Loxapine Free Base

•	Chemical name: 2-Chloro-11-(4-methyl-piperazin-1-yl)-dibenzo[b,f][1,4]-oxazepine

•	Synonym: Oxilapine

•	Commercial name: Loxitane

•	CAS Number: 1977.10-2

Structure (Loxapine,)

•	Molecular Formula: C18H 18ClN3O

•	Relative Molecular Mass: 327.81

•	Structural Formula

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 8.5(a)

Draft News Release

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.